UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

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SPARTAN MOTORS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Spartan Motors, Inc.
1541 Reynolds Rd. - Charlotte, MI 48813 - USA Telephone 517.543.6400 - Facsimile 517.543.5403 Web Page - www.spartanmotors.com

April 25, 2011

To Our Shareholders:

You are cordially invited to attend the annual meeting of shareholders of Spartan Motors, Inc. on Wednesday, May 25, 2011, at 5:00 p.m., local time.  The annual meeting will be held at the Eaton Area Senior Center located at 804 South Cochran Avenue, Charlotte, Michigan 48813.

At the annual meeting, we will vote on a number of important matters, as listed in the enclosed Notice of Annual Meeting of Shareholders and as described in detail in the enclosed Proxy Statement. In addition, you will hear a report on Spartan Motors' business activities.  On the following pages, you will find the Notice of Annual Meeting of Shareholders and the Proxy Statement.  We are mailing the Proxy Statement and enclosed proxy card to our shareholders on or about April 25, 2011.

It is important that your shares be represented at the annual meeting, regardless of how many shares you own.  Whether or not you plan to attend the annual meeting, please sign, date and return the enclosed proxy card as soon as possible or vote by Internet following the instructions on the proxy card.  Sending a proxy card or voting by Internet will not affect your right to vote in person if you attend the meeting.

Sincerely, John E. Sztykiel President and Chief Executive Officer

Your vote is important. Even if you plan to attend the meeting, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.

Spartan Motors, Inc.
1541 Reynolds Rd. - Charlotte, MI 48813 - USA Telephone 517.543.6400 - Facsimile 517.543.5403 Web Page - www.spartanmotors.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

You are cordially invited to attend the 2011 annual meeting of shareholders of Spartan Motors, Inc.  The meeting will be held on Wednesday, May 25, 2011, at 5:00 p.m., local time, at the Eaton Area Senior Center located at 804 South Cochran Avenue, Charlotte, Michigan 48813.  At the meeting, you will be invited to:

(1)	vote on the election of two directors to three-year terms expiring in 2014;

(2)	vote on the ratification of the appointment of BDO USA, LLP as Spartan Motors' independent registered public accounting firm for the current fiscal year;

(3)	vote on a proposal to adopt an Employee Stock Purchase Plan;

(4)	participate in an advisory vote to approve the compensation of our executives;

(5)	participate in an advisory vote to decide how frequently our shareholders will participate in an advisory vote to approve the compensation of our executives; and

(6)	transact such other business as may properly come before the annual meeting.

You may vote at the meeting only if you were a shareholder of record of Spartan Motors common stock at the close of business on March 28, 2011.

Copies of the annual report to shareholders for the year ended December 31, 2010 and the annual report on Form 10-K for the fiscal year ended December 31, 2010 are enclosed with this notice.  We are mailing the following Proxy Statement and enclosed proxy card to our shareholders on or about April 25, 2011.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 25, 2011:  Our Proxy Statement, proxy card, Annual Report to Shareholders, and Form 10-K are available on the Internet at www.spartanmotors.com/asm.  You may also contact Paula Droste at (517) 997-3802 or Paula.Droste@spartanmotors.com to request these materials.

Sincerely,

Charlotte, Michigan April 25, 2011
Thomas T. Kivell Secretary

Your vote is important. Even if you plan to attend the meeting, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.

SPARTAN MOTORS, INC.

ANNUAL MEETING OF SHAREHOLDERS

MAY 25, 2011

PROXY STATEMENT

Introduction

Use of Terms

In this Proxy Statement, "we," "us," "our," the "Company," "Spartan Motors,"  and "Spartan" refer to Spartan Motors, Inc., and "you" and "your" refer to shareholders of Spartan Motors.

Time and Place of Annual Meeting

You are cordially invited to attend the 2011 annual meeting of shareholders of Spartan Motors, Inc. The annual meeting will be held on Wednesday, May 25, 2011, at 5:00 p.m., local time, at the Eaton Area Senior Center located at 804 South Cochran Avenue, Charlotte, Michigan 48813.  If you need directions, please contact Maryjane Shance at (517) 543-6400 or at mjshance@spartanmotors.com.

Solicitation of Proxies

This Proxy Statement and the enclosed proxy card are being furnished to you in connection with the solicitation of proxies by Spartan Motors' Board of Directors for use at the annual meeting, and any adjournment of the meeting.

Mailing Date

This Proxy Statement is being mailed on and after April 25, 2011 to Spartan Motors' shareholders as of the record date.

Purposes of the Meeting

The purposes of the annual meeting are to:

(1)	vote on the election of two directors to three-year terms expiring in 2014;

(2)	vote on the ratification of the appointment of BDO USA, LLP as Spartan Motors' independent registered public accounting firm for the current fiscal year;

(3)	vote on a proposal to adopt an Employee Stock Purchase Plan;

(4)	participate in an advisory vote to approve the compensation of our executives;

(5)	participate in an advisory vote to decide how frequently our shareholders will participate in an advisory vote to approve the compensation of our executives; and

(6)	transact such other business as may properly come before the annual meeting.

We do not know of any other matters to be presented for consideration at the annual meeting.  If any other matters are presented, the persons named as proxies on the enclosed proxy card will have discretionary authority to vote on those matters in accordance with their judgment.

Record Date

You may vote at the meeting if you were a shareholder of record of Spartan Motors common stock on March 28, 2011.  Each such shareholder is entitled to one vote per share on each matter presented for a shareholder vote at the meeting.

As of March 28, 2011, there were 33,249,455 shares of Spartan Motors common stock outstanding.

How to Vote Your Shares

If you are a shareholder of record, that is, your common stock is registered directly in your name with the transfer agent, American Stock Transfer & Trust Co., you may vote by returning the enclosed proxy card. If you properly complete and sign the enclosed proxy card and return it so that we receive it before the meeting, the shares of Spartan Motors common stock represented by your proxy will be voted at the annual meeting and any adjournment of the annual meeting, as long as you do not revoke the proxy before or at the meeting.

If voting by Internet, go to the website printed on the proxy card or www.voteproxy.com and enter the control number printed on the proxy card.  Your control number is the 11-digit number located beneath the Company name and account number on the upper right side of your proxy material.  Proceed to follow the instructions provided.

Regardless of how you vote, if you specify a choice, your shares will be voted as specified.  If you do not specify a choice on your signed, returned proxy, your shares will be voted: (1) for the election of all nominees for director named in this Proxy Statement, (2) for the ratification of the appointment of BDO USA, LLP as Spartan Motors' independent registered public accounting firm for the current fiscal year, (3) for the approval of the proposed Employee Stock Purchase Plan, (4) for the approval of the compensation of our executives, (5) for the approval of our Board's recommendation to hold a shareholder advisory vote for the approval of our executive compensation every year, and (6) with respect to any other matters that may come before the meeting or any adjournment of the meeting, in accordance with the discretion of the persons named as proxies on the proxy card.

"Street Name" Shareholders

If you hold your shares in "street name," that is, your shares are registered in the name of a bank, broker or other nominee, which we will collectively refer to as your "broker," your broker must vote your shares if you provide it with proper and timely voting instructions.  Please check the voting forms and instructions provided by your broker or its agent.

How to Revoke Your Proxy

If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the meeting by doing any of the following four things:

•	by delivering written notice of revocation to Spartan Motors' Corporate Secretary, 1541 Reynolds Road, Charlotte, Michigan 48813;

•	by delivering a proxy card bearing a later date than the proxy that you wish to revoke;

•	by casting a subsequent vote via Internet; or

•	by attending the meeting and voting in person.

Your last vote properly received before the polls are closed at the meeting is the vote that will be counted. Please note that attending the meeting will not by itself revoke your proxy.

If you are a street name holder and have instructed your broker to vote your shares, you must follow directions from your broker to change your vote.

Quorum

In order for business to be conducted at the meeting, a quorum must be present.  The presence in person or by properly executed proxy of the holders of a majority of all of the issued and outstanding shares of Spartan Motors common stock entitled to vote is necessary for a quorum at the meeting.  For purposes of determining whether a quorum is present, we will include shares that are present or represented by proxy, including abstentions and broker non-votes.

Adjournment

The shareholders present at the meeting, in person or represented by proxy, may by a majority vote adjourn the meeting despite the absence of a quorum.  If there is not a quorum at the meeting, we expect to adjourn the meeting to solicit additional proxies.

Required Votes

Election of Directors.  A plurality of the shares voting is required to elect directors.  This means that the nominees who receive the most votes will be elected to the open director positions.  In counting votes on the election of directors, abstentions, broker non-votes, and other shares not voted will be counted as not voted.

Employee Stock Purchase Plan. The proposal to approve an Employee Stock Purchase Plan, as described in this Proxy Statement, will be approved if a majority of the shares voted at the meeting are voted in favor of the proposal. In counting votes on this proposal, abstentions and broker non-votes will not be counted as voted. Shares that are not voted will be deducted from the total shares of which a majority is required.

Advisory Vote on Executive Compensation. The proposal to approve the compensation of our executives, as described in this Proxy Statement, is an advisory vote only.  The Company will disclose the results of this vote, but is not required to take action based upon the outcome of this vote. However, the Compensation Committee of the Board intends to consider the outcome of the vote when considering future executive compensation arrangements.

Advisory Vote on Frequency of Shareholder Consideration of Executive Compensation. The proposal to determine how frequently our shareholders will be given the opportunity to participate in an advisory vote to approve our executive compensation is an advisory vote only.  After the meeting, the Company will disclose both the results of this vote and the Board's decision regarding how frequently the executive compensation advisory vote will take place in the future.  However, in making such decision, the Board is not required to abide by the outcome of the shareholder advisory vote.  However, the Board of Directors intends to consider the decision made by our shareholders on this matter when determining the frequency of future advisory votes on executive compensation.

Other Matters. The proposal to ratify the appointment of BDO USA, LLP as Spartan Motors' independent registered public accounting firm for the current fiscal year will be approved if a majority of the shares voted at the meeting are voted in favor of the proposal. In counting votes on this proposal, abstentions and broker non-votes will not be counted as voted. Shares that are not voted will be deducted from the total shares of which a majority is required.

We do not know of any other matters to be presented for shareholder action at the annual meeting.

Broker Non-Votes.  A broker non-vote occurs when a shareholder holds his or her stock through a broker and the broker does not vote those shares. This usually occurs because the broker has not received timely voting instructions from that shareholder and the broker does not have discretionary voting power for the particular item upon which the vote is taken.

It is important that you instruct your broker how to vote shares held by you in street name using the vote instruction form provided by your broker.  Your broker should vote your shares as you direct if you provide timely instructions on how to vote by following the information provided to you by your broker.

Proposal: Election of Directors

Nominees for Election

The Board of Directors proposes that the following two individuals be elected as directors of Spartan Motors for three-year terms expiring at the annual meeting of shareholders to be held in 2014:

Richard R. Current
Hugh W. Sloan, Jr.

Each nominee is presently a director of Spartan Motors whose term will expire at the annual meeting.  Biographical information concerning the nominees appears below under the heading "Spartan Motors' Board of Directors and Executive Officers," beginning on page 7.

The persons named as proxies in the proxy card intend to vote for the election of each of the nominees.  The proposed nominees are willing to be elected and to serve as directors of Spartan Motors.  However, if any or all of the nominees become unable to serve or otherwise unavailable for election, which we do not anticipate, the incumbent Board of Directors may or may not select a substitute nominee or nominees.  If a substitute nominee or nominees is or are selected, the shares represented by your proxy card will be voted for the election of the substitute nominee(s), unless you give other instructions. If a substitute is not selected, all proxies will be voted for the election of the remaining nominee(s).  Proxies will not be voted for more than two nominees.

Your Board of Directors recommends that you vote FOR the election of each nominee.

Ownership of Spartan Motors Stock

Five Percent Shareholders

The following table sets forth information as to each person or other entity (including any group) known to Spartan Motors to have been the beneficial owner of more than 5% of Spartan Motors' outstanding shares of common stock as of March 28, 2011 (or any different dates specified in the footnotes to the table):

Name and Address of Beneficial Owner	Sole Voting Power	Sole Dispositive Power	Shared Voting or Dispositive Power	Total Beneficial Ownership	Percent of Class

BlackRock, Inc. (1) 40 East 52nd Street New York, New York 10022	2,897,237	2,897,237	-	2,897,237	8.71%
Dimensional Fund Advisors LP (2) Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	1,764,478	1,825,069	-	1,825,069	5.49%

(1)	Based on information set forth in a Schedule 13G/A filed with the SEC on February 8, 2011.
(2)
Based on information set forth in a Schedule 13G filed with the SEC on February 11, 2011, which indicates that all of the shares reported as beneficially owned by Dimensional Fund Advisors LP are owned by various investment companies, trusts, and other accounts for which Dimensional and/or its subsidiaries may serve as investment advisor or manager.

Security Ownership of Management

The following table sets forth the number of shares of common stock that each of Spartan Motors' directors and nominees for director, each of the named executive officers (as that term is defined in the Summary Compensation Table on page 17) and all directors and executive officers (including all named persons) as a group beneficially owned as of March 28, 2011:

	Amount and Nature of Beneficial Ownership(1)
Name of Beneficial Owner	Sole Voting and Dispositive Power(2)	Shared Voting or Dispositive Power(3)	Total Beneficial Ownership(2)(3)	Percent of Class

William F. Foster (4)	1,137,315	449,865	1,587,180	4.77%
John E. Sztykiel	739,649	145,028	884,677	2.66%
Kenneth Kaczmarek	75,469	--	75,469	*
Hugh W. Sloan, Jr.	34,445	--	34,445	*
Richard R. Current	17,720	--	17,720	*
Ronald Harbour	12,720	--	12,720	*
Richard F. Dauch	6,360	--	6,360	*
Thomas W. Gorman	62,736	800	63,536	*
Joseph M. Nowicki	50,968	--	50,968	*
Thomas T. Kivell	19,408	--	19,408	*
All Directors and executive officers as a group	2,156,790	595,693	2,752,483	8.28%
*Less than 1%.

(1)
The number of shares stated is based on information provided by each person listed and includes shares personally owned of record by the person and shares which, under applicable regulations, are considered to be otherwise beneficially owned by the person.

(2)
These numbers include shares held directly and shares subject to options that are currently exercisable or that are exercisable within 60 days after March 28, 2011, that were awarded under Spartan Motors' 1994 Incentive Stock Option Plan, the Stock Option and Restricted Stock Plan of 1998, the Stock Option and Restricted Stock Plan of 2003, the Stock Incentive Plan of 2005, and the Stock Incentive Plan of 2007.  Shares held directly include restricted shares, which are detailed in the tables on pages 20 and 27, for the officers and the directors, respectively.  These numbers also include shares that the named individual has a right to acquire through the exercise of Stock Appreciation Rights ("SARs") exercisable within 60 days after March 28, 2011.  These SARs entitle the holder to obtain a number of shares of common stock having a value equal to the difference between the market value of the stock at exercise and the exercise price of the SARs, multiplied by the number of SARs being exercised.  For the purposes of this table, we have used the closing price of the Company's common stock on March 28, 2011 as the market value, which was $6.64.  The number of shares subject to such stock options, and the number of shares that may be acquired upon the exercise of such SARs, is shown below for each listed person:

	Options	SARs
William F. Foster	84,372	2,192
John E. Sztykiel	134,997	3,507
Kenneth Kaczmarek	7,875	1,227
Hugh W. Sloan, Jr.	-	-
Richard R. Current	-	-
Ronald Harbour	-	-
Richard F. Dauch	-	-
Thomas W. Gorman	-	-
Joseph M. Nowicki	-	-
Thomas T. Kivell	-	-
All Directors and executive officers as a group	227,244	9,556

(3)
These numbers include shares over which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses, children or other relatives over whom the listed person may have substantial influence by reason of relationship.

(4)	Mr. Foster will not be standing for re-election when his current term ends on May 25, 2011.

Spartan Motors' Board of Directors and Executive Officers

Spartan Motors' Board of Directors currently consists of seven directors.  The Board of Directors is divided into three classes, with each class as nearly equal in number as possible.  Each class of directors serves a successive three-year term.

Mr. William F. Foster will retire from the Board of Directors at the expiration of his term on May 25, 2011.  In anticipation of his retirement, the Board of Directors has decreased the size of the Board from seven directors to six directors, to be effective upon Mr. Foster's retirement on May 25, 2011.

Biographical information concerning Spartan Motors' directors (including the persons who are nominated for election to the Board of Directors) and the named executive officers is presented below.

Nominees for Election as Directors with Terms Expiring in 2014

Richard R. Current (age 66) was appointed to the Board of Directors in 2008. From November 1999 to December 2010, Mr. Current, a CPA, has served as Vice President and Chief Financial Officer of Neogen Corporation. In contemplation of his retirement from Neogen, he relinquished the title of Chief Financial Officer  on December 31, 2010. Prior to joining Neogen, Mr. Current served as Executive Vice President and Chief Financial Officer of Integral Vision, Inc. from 1994 to 1999 and as Vice President and Chief Financial Officer of The Shane Group, Inc., a privately held company, from 1991 to 1994. Prior to this, Mr. Current practiced with the public accounting firm Ernst & Young LLP for 24 years.  He served as Managing Partner from 1986 to 1991 at its Lansing, Michigan office.  Mr. Current's 19 years experience as a Chief Financial Officer of two separate public companies and one private company, in addition to his 24 years as an auditor, allows him to provide valuable insight and expertise to the Board.  This is particularly true with respect to the Board's oversight of financial reporting, internal controls, and similar issues.  Mr. Current currently serves as the Chairman of the Audit Committee of the Board.

Hugh W. Sloan, Jr. (age 70) was appointed to the Board of Directors in 2007 and has served as Chairman of the Board since 2010.  From 1998 to 2008, Mr. Sloan served as the Deputy Chairman of the Board of Directors of Woodbridge Foam Corporation, a leading supplier of urethane technologies to the automotive industry.  For more than 20 years, Mr. Sloan held various management positions with Woodbridge, including President of the company's automotive group.  Mr. Sloan is also a Director of Manulife Financial Corporation, a leading Canadian-based financial services group whose stock trades on the New York, Toronto, and Pacific Stock Exchanges. Mr. Sloan is also a Director of Wescast Industries, an automotive supplier whose stock trades on the Toronto Stock Exchange.  Mr. Sloan's current and previous roles with companies within the automotive industry, including publicly-held companies, allow him to provide valuable insight and experience to the Board.

Directors with Terms Expiring in 2012

John E. Sztykiel (age 54) has been a Director since 1988.  Mr. Sztykiel has been Spartan Motors' President since December 1992 and Chief Executive Officer since June 2002.  He was the Chief Operating Officer from December 1992 to June 2002.  Mr. Sztykiel previously served as the Executive Vice President and Vice President of Sales of Spartan Motors from 1989 to 1990.  From 1985 to 1989, he was the Director of Marketing – Diversified Products Group.  As the current President and CEO of the Company, Mr. Sztykiel's participation on the Board is critical in terms of the Board's oversight of the Company's operations and strategic direction.

Kenneth Kaczmarek (age 71) has been a Director since 2003.  Mr. Kaczmarek brings nearly four decades of automotive and heavy-truck industry experience to the Board of Directors.  Prior to joining the Board of Directors, Mr. Kaczmarek was an independent consultant to the automotive industry from 1996 to 2000.  From 1994 to 1996, Mr. Kaczmarek had various executive responsibilities, including service as President of Volvo Truck Finance during its start-up phase.  From 1981 to 1994, he was the Chief Financial Officer and Executive Vice President of Finance of Volvo GM Heavy Truck Corporation.  Mr. Kaczmarek's vast experience within the automotive industry, and the heavy truck industry in particular, is valuable to his participation on the Board of Directors.

Directors with Terms Expiring in 2013

Ronald Harbour (age 54) was appointed to the Board of Directors in April of 2009.  Mr. Harbour is a partner with Oliver Wyman, a global management consulting firm.  He was the President of Harbour Consulting prior to its acquisition by Oliver Wyman in 2007.  Over his 28 years of experience as a management consultant, Mr. Harbour has gained a deep and broad knowledge of the automotive industry and particular expertise in the various unique management and operational issues facing participants in the industry.

Richard F. Dauch (age 50) was appointed to the Board of Directors in February of 2010.  Mr. Dauch recently became President and CEO of Accuride Corporation, a manufacturer and supplier of commercial vehicle components.  Prior to that, Mr. Dauch served as President and CEO of global mechanical fastener supplier, Acument Global Technologies, Inc.  He held prior leadership roles during a 13-year career at American Axle & Manufacturing, a global supplier of driveline, drive train and chassis systems, as well as at United Technologies Carrier Corporation, after concluding an 11-year career in the United States Army.  Mr. Dauch is a member of the board of directors of the Original Equipment Suppliers Association, the Michigan Manufacturers Association, and the St. Joseph Mercy Oakland Foundation.  He also serves on the board of directors and is president of the West Point Army Football Club.  Mr. Dauch is a graduate of the United States Military Academy at West Point and the MIT "Leaders For Manufacturing" program. Mr. Dauch's 26 years of cumulative leadership experience in a broad range of disciplines allow him to provide valuable insight and experience to the Board.

Director Not Standing for Re-Election

William F. Foster (age 69) has been a director since 1978.  Mr. Foster, a firefighter for approximately 30 years, is a founder of Spartan Motors and has served as its Vice President since 1976.  From 1965 to 1975, Mr. Foster served as a designer draftsman for Diamond Reo Trucks, Inc.

Executive Officers Who Are Not Directors

Thomas W. Gorman (age 59) joined the Company as Chief Operating Officer in June of 2009.  When he joined Spartan Motors, Mr. Gorman had over 26 years of experience in management, operations, and manufacturing in the automotive systems industry, most recently serving as President of Business Development and Engineering with Fluid Routing Solutions in Southfield, Michigan.  He previously served as President and Chief Operating Officer of North American operations for Northville based ZF Lemforder Corporation.  Prior to that, Mr. Gorman was employed by automotive and systems component maker Dana Corporation, for over 17 years.

Joseph M. Nowicki (age 49) joined the Company in June of 2009 as its Chief Financial Officer.  Prior to joining the Company, Mr. Nowicki worked in various capacities with the Michigan-based furniture manufacturer, Herman Miller, Inc., for 17 years.  During that time, Mr. Nowicki gained experience in financial management and operations in his positions as Vice President of International Finance, Vice President within North American Finance and Treasurer. Before joining Herman Miller, Mr. Nowicki held several operations and finance positions, including working for IBM and General Motors and spending several years in public accounting. Mr. Nowicki is a Certified Public Accountant (CPA) and also serves as the Treasurer and Chief/Corporate Compliance Officer of Spartan Motors, Inc.

Thomas T. Kivell (age 58) joined the Company as Vice President and General Counsel in November of 2008.  Mr. Kivell joined Spartan from GE Aviation, where he served as general counsel to its Digital Systems business unit, and its predecessor, Smiths Aerospace, since 1996.  During his tenure there, he was the senior legal staff member responsible for the Electronic Systems unit of Smiths Aerospace, and served as the sole attorney for Smiths Aerospace in the United States over a four-year period.  In 2002, he was a founder of a new legal and compliance department for Smiths Aerospace, unifying several other legal and compliance departments.  Prior to his position with GE Aviation and Smiths Aerospace, he was co-owner and CEO of a general design and contracting firm. Mr. Kivell also founded and managed a private law practice. In his career, he has also served in legal counsel and contract management positions for Armored Vehicle Technologies Associated, a joint venture between General Dynamics Land Systems and FMC Corporation, and with General Dynamics Land Systems. Before beginning his legal career, Mr. Kivell was a project engineer for tracked military vehicle programs.  Mr. Kivell also serves as a Vice President and as Secretary of Spartan Motors, Inc.

Board Meetings, Annual Meeting  and Committees

Spartan Motors' Board of Directors held 12 meetings during 2010.  Each director who served as a director during the full 2010 fiscal year attended at least 75% of the aggregate of (1) the total number of Board of Directors meetings and (2) the total number of meetings held by all committees of the Board of Directors on which he served (held during the periods that he served on such committees). Spartan Motors does not have a policy regarding director attendance at annual shareholder meetings.  Typically, all or most of the directors of Spartan Motors attend the annual shareholder meeting.  All of the current directors of Spartan Motors attended the annual meeting of shareholders in 2010.  Independent directors also meet regularly in executive sessions without the presence of management.

The Board of Directors has determined that Messrs. Current, Kaczmarek, Sloan, Harbour, and Dauch are "independent," as that term is defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules.

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee.  Information regarding each of the committees as of the mailing date of this Proxy Statement is as follows:

Audit Committee.  The Audit Committee has been established in accordance with the Securities Exchange Act of 1934.  Its primary purpose is to provide assistance to the Board of Directors in fulfilling its oversight responsibility relating to:  Spartan Motors' financial statements and the accounting and financial reporting process; Spartan Motors' systems of internal accounting and financial controls; the qualification and independence of its independent registered public accounting firm; the annual independent audit of Spartan Motors' financial statements; legal and regulatory compliance; and ethics issues.  Among other things, the Audit Committee oversees the integrated audit of the financial statements and internal control over financial reporting and is directly responsible for the selection, appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged by Spartan Motors, and exercises direct oversight of the Company’s Manager of Business Risk.  The Audit Committee operates pursuant to a written charter adopted by the Board of Directors that is available for viewing at the Company's website, www.spartanmotors.com.

The Audit Committee has a Pre-Approval Policy related to the audit and non-audit services performed by the independent registered public accounting firm.  All services provided by the independent registered public accounting firm engaged by the Company are within general pre-approval limits; or, up to a certain dollar amount, approved by the Chairman of the Audit Committee, who must communicate the approval to the full Audit Committee; or, above a certain dollar amount, approved by the full Audit Committee.  The general pre-approval limits are detailed as to each particular service and are limited by a specific dollar amount for each type of service.

The Audit Committee meets the definitions of an "audit committee" under applicable Nasdaq and SEC rules.  Each member of the Audit Committee satisfies the applicable Nasdaq and SEC independence standards for such committee members.  Messrs. Current (Chairman), Sloan, Kaczmarek, Dauch, and Harbour are members of the Audit Committee.  The Board of Directors has determined that Messrs. Current and Kaczmarek are audit committee "financial experts" as the term is defined in rules of the Securities and Exchange Commission and all five are Independent Directors as defined by Nasdaq.  The Audit Committee met in person four times during 2010 and conducted four conference call meetings.

Compensation Committee.  The responsibilities of the Compensation Committee include exercising oversight over the development of competitive compensation plans that ensure the attraction, retention and motivation of key associates, as well as recommending the cash and other incentive compensation, if any, to be paid to Spartan Motors’ executive officers.  In addition, the Compensation Committee is responsible for reviewing and making recommendations to the Board of Directors regarding stock incentives awarded under Spartan Motors’ stock incentive plans, reviewing all material proposed stock incentive plan changes and determining the employees to whom stock incentives will be granted, the number of shares covered by stock incentive, and the terms and other matters associated with equity-based compensation awards.

The Compensation Committee operates pursuant to a written charter adopted by the Board of Directors.  The Compensation Committee charter is available on our website, www.spartanmotors.com.  The Committee does not delegate to other persons the duties with which it is charged under the charter. For specific information regarding the processes and procedures of the Compensation Committee, see the "Compensation Discussion and Analysis" section of this Proxy Statement.

Messrs. Kaczmarek (Chairman), Sloan, Harbour, Current, and Dauch are members of the Compensation Committee.  Each member of the Compensation Committee satisfies the applicable Nasdaq and SEC independence standards for such committee members. The Compensation Committee met five times during 2010.

The Compensation Committee has reviewed all components of the Chief Executive Officer's compensation and the compensation of the other executive officers who are named in the Summary Compensation Table set forth later in this Proxy Statement, including salary, bonuses, equity and other incentive compensation, accumulated realized and unrealized stock options, stock appreciation rights and restricted stock gains, the dollar value to the executive and the cost to Spartan Motors of all perquisites and other personal benefits.

Based on its review described above, the Compensation Committee found Mr. Sztykiel's and the named executive officers' total compensation in the aggregate to be appropriate and not excessive.  All recommendations of the Compensation Committee with respect to 2010 compensation were unanimous and were approved and adopted by the Board of Directors without modification.  For more information, see the "Compensation Discussion and Analysis" section of this Proxy Statement.

Corporate Governance and Nominating Committee.  The Corporate Governance and Nominating Committee develops and recommends to Spartan Motors' Board of Directors criteria for the selection of candidates for director, seeks out and receives suggestions concerning possible candidates, reviews and evaluates the qualifications of possible candidates, and recommends to the Board of Directors candidates for vacancies occurring from time to time and for the slate of directors to be proposed on behalf of the Board of Directors at each annual meeting of shareholders.  In addition to its responsibilities regarding director nominations, the Corporate Governance and Nominating Committee assists the Board of Directors in fulfilling its responsibility to the shareholders and in complying with applicable rules and regulations relating to corporate governance.  Specifically, the Corporate Governance and Nominating Committee develops and recommends corporate governance principles that address Board independence and leadership, Board size and composition, meetings and committee structure, and other governance matters.  In addition, the Committee reviews the Company's adherence to established corporate governance principles and provides reports and recommendations to the Board of Directors.

The Corporate Governance and Nominating Committee operates pursuant to a written charter that is available for viewing at the Company's website, www.spartanmotors.com.

The Corporate Governance and Nominating Committee will consider candidates who display high character and integrity; are free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director; possess substantial and significant experience that would be of particular importance to Spartan Motors in the performance of the duties of a director; have sufficient time available to devote to the affairs of Spartan Motors in order to carry out the responsibilities of a director; and have the capacity and desire to represent the balanced, best interests of the shareholders as a whole.

The Committee believes the foregoing qualities are the most important qualifications for any director or director nominee; however, in identifying candidates for directors, the Board considers other attributes that may make a person a strong director.  One such attribute that is considered is the potential diversity of viewpoint that a potential candidate would likely bring to the Board of Directors, which could be the result of the person's background, current occupation, career history, and other factors.

As the need to make changes or additions to the Board arises, the Committee gives consideration to the Board size, experiences, and needs.  The Committee may use outside resources, including consultants retained by the Committee, to assist in the process of establishing the criteria for director candidates, establish a process to identify potential candidates, and assist in the introduction of potential candidates to the Committee.  Regardless of how they are identified, candidates must understand, accept, and value the culture and history of Spartan Motors, Inc.

Nominations of candidates for election to the Board of Directors of Spartan Motors at any annual meeting of shareholders or at any special meeting of shareholders called for election of directors may be made by the Board of Directors or, pursuant to the process described below, by a shareholder of record of shares of a class entitled to vote at such annual or special meeting of shareholders. The Corporate Governance and Nominating Committee applies the same standards and qualification requirements to all director nominees, regardless of the party making the director nomination.

Each member of the Corporate Governance and Nominating Committee satisfies the applicable Nasdaq and SEC independence standards for such committee members.  Messrs. Sloan (Chairman), Kaczmarek, and Current are the members of the Corporate Governance and Nominating Committee.  The Corporate Governance and Nominating Committee met five times during 2010.

Shareholder Nominations of Directors. The Corporate Governance and Nominating Committee will consider nominees for election to the Board of Directors submitted by shareholders.  Spartan Motors' bylaws provide that any shareholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of the shareholder's intent to make a nomination or nominations has been given to Spartan Motors' Secretary at least 120 days before the one-year anniversary date of the notice of the previous year's annual meeting if the meeting is an annual meeting, and not more than seven days following the date of notice of the meeting if the meeting is a special meeting at which directors will be elected.

Each such notice to the Secretary must include:

•	the name, age, business address and residence of each nominee proposed in the notice;

•	the principal occupation or employment of each nominee;

•	the number of shares of capital stock of Spartan Motors that each nominee beneficially owns;

•	a statement that each nominee is willing to be nominated; and

•	such other information concerning each nominee as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominees.

Board Leadership Structure; Role in Risk Oversight

The Company believes the leadership structure of its Board of Directors is appropriate in light of the size of the Company, its organizational structure, its strategies, and similar factors.  Although Mr. Sztykiel, our President and CEO, serves as a director, the Board of Directors is chaired by Mr. Hugh Sloan, a non-employee director who meets Nasdaq standards for being an independent director.  The Company believes this separation of responsibility is appropriate in order to provide independent Board oversight of and direction for the Company's executive management team, led by Mr. Sztykiel.  The Company has maintained this leadership structure (i.e., with separate individuals serving as the President/CEO and Chairman of the Board) since 2002.

The Company believes the Board plays an appropriate role in the risk oversight of the Company and its business.  The Board's risk oversight function is largely carried out through the Board's independent oversight of the executive management team and, in particular, its oversight of the various operational, industries, economic, and other risk factors faced by the Company.  The Board is an active Board that meets regularly with consistent input from all directors.  All but two of the directors have been determined to meet the independence standards of applicable Nasdaq rules.  In addition, the Company believes that the strength and experience of its directors is important to their independent oversight of the executive management team.   Those members of the executive management team who have particular risk management responsibilities, including the CEO, the CFO, the Vice President and General Counsel and the Manager of Business Risk report directly to the Board of Directors on a regular basis.  In addition, the Board regularly hold sessions of the independent directors only, without the presence of any employee directors or other executives of the Company.

In addition to the foregoing, the Board of Directors of the Company conducts certain risk oversight activities through its committees with direct oversight over specific functional areas.  These functional areas are described in more detail on the preceding pages for each Committee's responsibilities.

Finally, the Board works to ensure that management is properly focused on the appropriate strategic risks and initiatives to grow the business through acquisitions, organic growth and alliances by, among other things, reviewing and discussing the performance of executive management and conducting succession planning for key leadership positions.

Communicating with the Board

Shareholders and interested parties may communicate with members of Spartan Motors' Board of Directors by sending correspondence addressed to the Board as a whole, a specific committee, or a specific Board member c/o Thomas T. Kivell, Secretary, Spartan Motors, Inc., 1541 Reynolds Road, Charlotte, Michigan 48813.  All such communications are forwarded to the appropriate recipient(s).

Executive Compensation

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

The Compensation Committee's executive compensation philosophy is to provide competitive levels of compensation and incentives to achieve strong financial performance.  The Compensation Committee's policies are designed to achieve the following five primary objectives:

•	integrate management's compensation with the achievement of Spartan Motors' annual and long-term performance goals;

•	reward excellent corporate performance;

•	recognize individual and team initiatives and achievements;

•	attract and retain qualified management; and

•	align the interests of management with those of shareholders to encourage achievement of continuing increases in shareholder value.

The Compensation Committee sets management compensation at levels that the Compensation Committee believes are competitive with other companies in Spartan Motors' industry.

Elements of Compensation

Executive compensation consists of both cash and equity and is comprised of the following elements, each of which is described below:

•	Base salary;

•	Cash bonuses pursuant to the Spartan Motors, Inc. Economic Value Add Plan (the "EVA Plan"); and

•	Ownership/Equity compensation such as stock grants, restricted stock, stock options, and stock appreciation rights.

Each component of executive compensation is designed to accomplish one or more of the five compensation objectives described above.  The total compensation for executives is structured so that a majority of the total earnings potential is derived from performance-based incentives to encourage management to adopt an ownership mentality and take appropriate risks.  The elements of the executive compensation program are described in detail below.

The Compensation Committee believes that the percentage of an executive's total compensation that is "at risk" should increase as the executive's responsibilities and ability to influence profits increase.  For this reason, the percentage of executive officers' potential compensation that is based upon bonuses and stock plan awards is larger relative to other employees.

Base Salary

Base salary is a fundamental component of the Company's compensation system, and competitive salary levels are necessary to attract and retain well-qualified executives.  The Compensation Committee determines base salaries for executive officers by evaluating the responsibilities of the position, the experience of the individual, the performance of the individual, and the competitive marketplace for similar management talent.  The Compensation Committee's salary review process includes a comparison of base salaries for comparable positions at companies of similar type, size, and financial performance. Aon Hewitt was engaged in 2010 to benchmark the salaries of the officers and make compensation recommendations for 2011. Details regarding the benchmarking process appear below under the heading "Compensation Committee Processes and Procedures; Participation of Management; Benchmarking Process" on page 15.

The Compensation Committee may recommend base salary adjustments on a periodic basis to maintain the desired levels of base salaries for Spartan Motors' executives.  The Compensation Committee determines salary adjustments by evaluating the competitive marketplace, the performance of Spartan Motors, the performance of the executive, any increased responsibilities assumed by the executive, and other relevant factors.  The Compensation Committee does not give specific weight to any particular factor.    The Compensation Committee believes that the executive officers' 2010 base salaries continue to be below the median salary levels for comparable companies. As stated on the previous page, total compensation for executives is structured so that a majority of the total earnings potential is derived from performance-based incentives to encourage management to adopt an ownership mentality.

Cash Incentive Bonuses

In 2001, the Board of Directors adopted an incentive compensation plan based on an economic value-added (EVA) model.  Prior to 2010, the plan was known as the Spartan Motors, Inc. Spartan Profit and Return Plan (the SPAR Plan), but was renamed as the Spartan Motors, Inc. Economic Value Add (EVA) Leadership Team Incentive Bonus Plan (the "EVA Plan") in 2010.  The EVA Plan is intended to provide management with incentives to choose strategies and investments that maximize shareholder value, utilize a financial measurement consistent with the market's evaluation of Spartan Motors' performance, and communicate Spartan Motors' financial objectives in a clear and quantifiable manner.  Participants in the EVA Plan include key management personnel (the executive leadership team, other executive officers, and certain designated managers).  The Compensation Committee is responsible for annually reviewing the provisions of the EVA Plan and approving all payouts under it.

The EVA Plan provides that executive officers and certain designated managers may earn cash bonuses based on Spartan Motors' or a subsidiary's achievement of a target amount of net operating profit after tax for a given year, less a capital charge based upon the tangible net operating assets employed in the business.  This target amount is known as the "EVA goal" and reflects an economic value-added (EVA) model.  The EVA goals are established on an annual basis by the Company's Chief Financial Officer and subsequently approved by the Compensation Committee.  For the year ended December 31, 2010, the EVA goals were:

Spartan Motors, Inc.	$1,973,000
Spartan Motors Chassis, Inc.	$5,717,000

Each participant's annual bonus is determined by multiplying (1) his or her target bonus percentage (which is determined separately for different categories of employees and detailed below for the named executive officers) by (2) the EVA multiple by (3) the participant's annual salary.  The "EVA multiple" is a fraction or a multiple of the EVA goal, based on the actual EVA results for the performance year.  For example, if the net operating profit after tax for a given year, less the capital charge, was exactly twice the applicable EVA goal, then the EVA multiple would be 2.0 for that year, and this multiple would be expressed as "2.0X".  The EVA multiple cannot be negative or exceed 3.0X.

The "target bonus percentage" is a percentage of the participant's salary.  For 2010, each named executive officer's target bonus percentage was as follows:

John Sztykiel	45%
Joseph Nowicki	45%
Thomas Gorman	45%
Thomas Kivell	40%
William Foster	25%

In July 2010, the Compensation Committee approved supplemental goals for the EVA Plan to proactively align the Company’s incentive program with corporate priorities for the second half of 2010.  These supplemental Company-wide and business unit specific performance goals allowed EVA Plan participants to earn a cash incentive bonus of up to a multiple of 0.5X.  The following table lists the Company-wide goals, along with the threshold and target for each:

Metric	Backlog	Sales (for the second half of 2010)	Operating Income (for the second half of 2010)	Inventory at December 31, 2010
Hurdle	$189 million	$244 million	$10.6 million	$67 million
Target	$191 million	$247 million	$12.6 million	$65 million

Achievement of the hurdle rate for each of the four above Company-wide metrics resulted in a multiplier of 0.05X for that metric.  Achievement of the target rate or above resulted in a multiplier of 0.1X for that metric.  Achievement of the business unit specific metrics resulted in a multiplier of up to 0.1X for persons assigned to that business unit.  The multipliers were then cumulated to arrive at the overall multiplier under the supplemental plan, with a maximum total multiplier of 0.5X.  Messrs. Sztykiel, Gorman, Nowicki, and Kivell were covered under a "leverage team" business unit and Mr. Foster was covered under an "Emergency Response Chassis" business unit.

2010 Bonus Awards Under EVA Plan

Based on 2010 performance, the actual EVA multiple for both Spartan Motors, Inc. and Spartan Motors Chassis, Inc. was 0.0X.  The supplemental goals multiple was 0.244X for the "leverage team" business unit and 0.25X for the "Emergency Response Chassis" business unit.   As a result, the following bonuses were earned for 2010 pursuant the EVA Plan: Mr. Sztykiel $37,552; Mr. Gorman $33,493; Mr. Nowicki $27,452; Mr. Kivell $14,642; and Mr. Foster $9,922.  The bonuses earned in 2010 are subject to the mandatory deferral of 25% of the award, as described below.

2011 Bonus Program

In March 2011, the Compensation Committee recommended and the Board awarded each of Messrs. Sztykiel, Gorman, and Nowicki a one-time discretionary bonus consisting of a cash payment of $45,000, $30,000, and $30,000, respectively, and 5,555, 3,968, and 3,968 shares of restricted stock, respectively.  These discretionary awards were made in recognition of the leadership of these executives in implementing the various strategic initiatives that have recently been pursued by the Company, including the acquisitions of Utilimaster and Classic Fire, the divestiture of Road Rescue, and the realignment of the Company's cost structure and balance sheet.  At the same time, the Board approved payment to Mr. Gorman and Mr. Nowicki of $30,000 and $25,000, respectively, for the guaranteed bonuses previously awarded in connection with each of their hires in 2009.

In addition, the Company currently expects that the EVA Plan will be revised in 2011 to incorporate a business unit operating income objective and certain Board-approved business unit strategic objectives, along with the EVA-based objective.   The bonus targets to be established for the executive leadership team are expected to include a total Company EVA target, along with certain financial targets and strategic objectives to be approved by the Board.

Mandatory Deferral

The EVA Plan generally requires that 25% of the amount that would otherwise be payable to a participant for a given year be deferred or "banked."  Amounts that are banked accrue interest and may be paid in future years, but they are subject to forfeiture in accordance with the terms of the EVA Plan.  For more details regarding these deferral features of the EVA Plan, see the "Non-Qualified Deferred Compensation" table on page 22 and accompanying narrative.

At the discretion of the Compensation Committee, any EVA bonus may be paid in the form of the Company's Common Stock.  For fiscal year 2010, all EVA Plan bonuses, as described above, were paid in cash.

Long Term Incentives

Spartan Motors' equity compensation plans are designed to encourage long-term investment in Spartan Motors by participating executives and employees, more closely align executive and shareholder interests, and reward executive officers and other employees for building shareholder value.  The Compensation Committee believes stock ownership by management and other employees is beneficial to all Spartan Motors, Inc. stakeholders.

Spartan Motors currently has the ability to grant equity-based compensation to its named executive officers under the Stock Option and Restricted Stock Plan of 2003, the Stock Incentive Plan of 2005, and the Stock Incentive Plan of 2007.  The Compensation Committee administers all aspects of the plans and reviews, modifies (to the extent appropriate), and approves management's recommendations for awards.

Until 2005, absent unusual circumstances, the Compensation Committee had historically granted stock options on an annual basis to officers, employees, and directors who were employees of Spartan Motors and on a biannual basis to non-employee directors of Spartan Motors.  In 2005, Spartan Motors began the practice of granting shares of restricted stock and stock appreciation rights to officers, key employees and non-employee directors, instead of stock options.

In 2008, the Company discontinued the granting of stock appreciation rights in lieu of restricted stock that vests over time.  This was considered a method to retain key personnel while rewarding them with equity awards that are aligned with longer term shareholder returns.  Additionally, restricted stock awards can be more effective at retaining key personnel in a volatile or depressed stock market. The Company believes that restricted stock helps the executives focus on creating shareholder value, while the time-based vesting feature provides a strong incentive for the executives to commit themselves to the Company for the long-term.  Restricted stock awards also encourage executive officers to manage the Company from the perspective of an owner.

In 2010, the Company granted shares of restricted stock to each of the named executive officers, as shown in the compensation tables below.  Except for Mr. Foster, restricted stock awards granted to the named executive officers in 2010 vest at a rate of 20% per year for a period of five years (as long as the executive remains employed with the Company).  Mr. Foster was retirement-eligible at the time the stock was granted and therefore received fully-vested stock instead of restricted stock.

Quantity and Mix of Awards

In determining the number of shares of stock and other share-based awards to be granted to an officer or employee, the Compensation Committee takes into consideration the levels of responsibility and compensation of the individual.  The Compensation Committee also considers the recommendations of the Chief Executive Officer (other than for awards to the Chief Executive Officer), the individual performance of the officer or employee, and the number of shares or other compensation awarded to officers or employees in similar positions at other companies.  Generally, both the number of shares or share-based awards granted and their proportion relative to total compensation increase corresponding to the level of a participant's responsibility.  Although the Compensation Committee also may consider the number of options and shares already held by an officer or employee, the Compensation Committee does not consider this factor to be particularly important in determining the size or type of awards.

Chief Executive Officer

The Chief Executive Officer's compensation is based on the policies and objectives outlined above for all executive officers.  The Compensation Committee believes that incentive compensation, designed to reward performance, should represent a significant percentage of Mr. Sztykiel's potential compensation.  In 2010, Mr. Sztykiel's base salary remained unchanged from its 2009 level (except that Mr. Sztykiel accepted a six month 10% salary reduction during 2010 as part of the Company’s effort to reduce operating expenses).  This is consistent with an overall compensation package weighted toward performance based incentives.

Compensation Committee Processes and Procedures; Participation of Management; Benchmarking Process

The Compensation Committee of the Board of Directors develops and recommends to the Board of Directors Spartan Motors' executive compensation policies.  The Compensation Committee also administers Spartan Motors' executive compensation program and recommends for approval to the Board of Directors the compensation to be paid to the Chief Executive Officer and other executive officers.  The Compensation Committee consists of five directors, none of whom is a current or former employee of Spartan Motors.

Other than Mr. Sztykiel and Mr. Nowicki, none of the Company's named executive officers participate in the discussions with the Compensation Committee.  Mr. Sztykiel and Mr. Nowicki participate only to assist in the process of determining the compensation for executives other than themselves, and to provide information to the Compensation Committee regarding Company performance, operations, strategies, and other information requested by the Compensation Committee.

The Compensation Committee's written charter provides that the Committee will review and make recommendations regarding the compensation of executive officers.  Executive compensation decisions must be approved by a majority of the independent members of the Board of Directors.

The Compensation Committee periodically engages independent third party consultants to provide data and analysis regarding the compensation of executives at our peer group companies and at companies against whom we must compete for talent.  The Compensation Committee uses this data to design and implement competitive compensation programs.  Independent consultants engaged by the Compensation Committee do not answer to management.  In 2010, the Committee engaged Aon Hewitt to benchmark officer salaries and other compensation incentives for 2011.

To perform compensation benchmarking, Aon Hewitt conducted a Total Compensation Measurement study against a custom group of companies.  In determining appropriate peer companies to use as a basis for comparison, Aon Hewitt worked with management under the direction of the Compensation Committee and selected 22 specialty manufacturing and automotive organizations.  All market data comparisons were size adjusted using revenue-based regression analysis to represent 50th percentile pay levels.  Additional raw statistics were also included in the analysis.  The list of identified peer companies in this survey include:  Alamo Group, Inc.; American Superconductor Corporation; Ameron International Corporation; Brady Corporation; Dorman Products, Inc.; Drew Industries Incorporated; ESCO Technologies, Inc.; Federal Signal Corporation; GenCorp, Inc.; Graco, Inc.; Herman Miller, Inc.; JB Poindexter & Co., Inc.; Kaydon Corporation; Methode Electronics, Inc.; Sauer-Danfoss, Inc.; Standard Motor Products; Stoneridge, Inc.; Supreme Industries, Inc.; Thor Industries, Inc.; TriMas Corporation; United Components, Inc.; and Woodward Governor Company.  The Compensation Committee used this information in making its decision for the officers' compensation.

Pricing Equity Awards; Disclosure of Information

Spartan Motors has long observed a policy of setting the exercise price for stock options, stock appreciation rights, and other share-based awards equal to the closing market price on the date of the grant (or most recent closing price if the date of the grant is not a trading day).  Stock options and stock appreciation rights are not repriced.  We do not "backdate" stock options or any other share based payments.  In 2010, no stock options or stock appreciation rights were granted.

The Board of Directors is committed to maintaining the integrity of the compensation philosophy and programs.  As part of this commitment, Spartan Motors believes that the disclosure of material nonpublic information should never be manipulated for the purpose of enriching compensation awards.  We do not time the release of public information to affect the value of share based awards, and we do not time the grant of share based awards to take advantage of the disclosure of information.

Personal Benefits; Perquisites

We believe that compensation in the form of perquisites and personal benefits do not provide transparency for shareholders or serve our compensation philosophy.  Consequently, such benefits play a very minor role in the compensation program.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code provides that publicly held corporations may not deduct compensation paid to the named executive officers in excess of $1 million annually, with some exceptions.  We have examined the executive compensation policies in light of Section 162(m) and the regulations under that section.  We do not expect that any portion of Spartan Motors' deduction for employee remuneration will be disallowed in 2011 or in future years by reasons of awards granted in 2010.

Other Information

We do not provide a defined benefit pension to our named executive officers.  We have not entered into any formal employment agreements with our executive officers; however, in some cases, we have committed to provide certain benefits to these executives.  Those commitments are described in this Proxy Statement.

Compensation Summary

The following table shows certain information concerning the compensation earned by the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, General Counsel, and one other executive officer who served as Vice President.  The individuals identified in the table may be referred to as the "named executive officers" in this Proxy Statement.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus (1) ($)		Stock Awards (2) ($)	Non-Equity Incentive Plan Compen- sation (3) ($)	All Other Compen- sation (4) ($)	Total ($)

John E. Sztykiel,	2010	$318,977	$		$215,000	$40,275	$23,145	$597,397
President, CEO, and Director	2009	338,058		--	679,800	88,799	38,231	1,144,888
	2008	348,581		--	--	990,940	11,245	1,350,766
Joseph M. Nowicki, (5)	2010	237,183			137,600	27,452	5,256	407,491
CFO	2009	112,507		--	169,950	15,000	2,648	300,105
Thomas W. Gorman, (6)	2010	287,079			172,000	33,493	6,640	499,212
COO	2009	137,264		--	226,600	20,000	3,318	387,182
Thomas T. Kivell, (7)	2010	143,535			51,600	14,642	1,947	211,724
VP and General Counsel	2009	148,289		--	90,640	1,848	2,269	243,046
	2008	17,310		20,000	--	541	--	37,851
William F. Foster,	2010	131,779			58,695	10,596	3,912	204,982
VP and Director	2009	130,762		--	308,629	20,655	5,171	465,218
	2008	131,444		--	184,747	185,940	9,080	511,211
_______________________
(1)	Amounts in this column reflect one-time cash bonuses earned and expensed by the Company in the respective year.

(2)
Amounts shown in this column represent the aggregate grant date fair value of stock awards.  The fair values were determined in accordance with the Financial Accounting Standards Board's (FASB) Accounting Standards Codification (ASC) Topic 718, "Stock Compensation."  For information regarding valuation assumptions, see Note 12 – Stock Based Compensation to the Consolidated Financial Statements for the year ended December 31, 2010.

(3)
Consists of performance-based non-equity (cash) compensation earned under the EVA Plan for the respective year and earnings on EVA Plan awards deferred from prior years.  Please see the "Compensation Discussion and Analysis" section above and the narrative discussion following this table for details.  Earnings on EVA Plan awards for 2010 for each named executive officer are detailed in the Non-Qualified Deferred Compensation table on page 22.

(4)
The 2010 amounts reported in this column consist of (i) the Company's matching contribution to the named executive officer's qualified 401(k) retirement plan as follows:  $5,034 for Mr. Sztykiel, $2,306 for Mr. Nowicki, $2,840 for Mr. Gorman, $627 for Mr. Kivell, and $3,912 for Mr. Foster; (ii) dividends paid on restricted stock as follows:  $11,106 for Mr. Sztykiel, $2,950 for Mr. Nowicki, $3,800 for Mr. Gorman, $1,320 for Mr. Kivell, and $0 for Mr. Foster; and (iii) amounts paid for country club dues of $7,005 for Mr. Sztykiel.

(5)	Mr. Nowicki joined the Company on June 30, 2009. Accordingly, the information presented for 2009 is for a partial year.

(6)	Mr. Gorman joined the Company on June 30, 2009. Accordingly, the information presented for 2009 is for a partial year.

(7)	Mr. Kivell joined the Company on November 17, 2008. Accordingly, the information presented in 2008 is for a partial year.

Grants of Plan-Based Awards During 2010

The following table provides information concerning each grant of an award made to the named executive officers in the last completed fiscal year.

Grants of Plan-Based Awards

		Date the Compensation	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards(4)
Name	Grant Date	Committee Took Action	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

John E. Sztykiel	N/A	N/A	$--	$153,902	$461,705	--	--	--	--	$--
	8/10/10	8/5/10	--	--	--	--	--	--	50,000	215,000
Joseph M. Nowicki	N/A	N/A	25,000	112,507	337,552	--	--	--	--	--
	8/10/10	8/5/10	--	--	--	--	--	--	32,000	137,600
Thomas G. Gorman	N/A	N/A	30,000	137,264	411,793	--	--	--	--	--
	8/10/10	8/5/10	--	--	--	--	--	--	40,000	172,000
Thomas T. Kivell	N/A	N/A	0	60,008	180,024	--	--	--	--	--
	8/10/10	8/5/10	--	--	--	--	--	--	12,000	51,600
William F. Foster	N/A	N/A	0	39,686	119,059	--	--	--	--	--
	8/10/10	8/5/10	--	--	--	--	--	--	13,650	58,695
______________________
(1)
The amounts reported in these columns are not actual awards.  They represent the possible threshold, target, and maximum awards that could have been earned by each named executive officer for fiscal year 2010 under the EVA Plan described under "Compensation Discussion and Analysis" above.  The actual amount earned by each named executive officer under the EVA Plan for fiscal year 2010 is reported in the Summary Compensation Table above.  The threshold amounts represent the minimum bonus payable to the named executive officer under the EVA Plan.  Generally, there is no guarantee of any minimum bonus under the EVA Plan; however, in connection with their respective hirings in June of 2009, Mr. Nowicki was guaranteed a minimum annual bonus of $25,000 under the EVA Plan for 2010 and Mr. Gorman was guaranteed a minimum annual bonus of $30,000 under the EVA Plan for 2010.  The target amounts represent the target cash award for each named executive officer for 2010 performance.  Each target amount assumes an EVA multiple of 1.0X.  (See page 13 above for further information on the "EVA multiple".)  Each maximum amount represents the maximum annual bonus payable to the named executive officer under the EVA Plan and is calculated based on an EVA multiple of 3.0X.  For details regarding how awards under the EVA Plan are determined, see the "Compensation Discussion and Analysis" section above.

(2)
These columns typically represent possible awards of common stock under the Company's EVA Plan.  Under the terms of the EVA Plan, the Compensation Committee, in its sole discretion, may pay all or any portion of an annual cash bonus under the EVA Plan in the form of Spartan Motors common stock. For 2010, it was expected that the Compensation Committee would elect to pay all awards earned under the EVA Plan in cash; therefore, no target amounts are reported in these columns.

(3)
For Mr. Sztykiel, Mr. Nowicki, Mr. Gorman, and Mr. Kivell, the amount reported in this column reflects the number of shares of common stock issued to the named executive during 2010.  All such shares were granted pursuant to the Company's shareholder-approved Stock Incentive Plan of 2007 and are subject to 5-year vesting schedules (20% per year beginning on the first anniversary of the grant date).  The amount reported for Mr. Foster reflects shares of common stock granted pursuant to the Company's shareholder-approved Stock Incentive Plan of 2005.  Because Mr. Foster was retirement-eligible at the time the shares were granted, the shares were fully vested on the date of grant.  Dividends are paid on shares of restricted stock at the rate dividends are paid on common stock.  All restricted stock have voting rights and are subject to cancellation in the event of termination from employment for reasons other than death, disability, or retirement.

(4)
Amounts reported equal the aggregate grant date fair value determined in accordance with FASB ASC Topic 718, "Stock Compensation," and do not represent cash payments to or amounts realized by the named executive officers. For valuation assumptions, see Note 12 – Stock Based Compensation to the Consolidated Financial Statements for the year ended December 31, 2010.

The Company paid the compensation set forth in the Summary Compensation Table and the Grants of Plan Based Awards table pursuant to the philosophy, procedures, and practices set forth in the "Compensation Discussion and Analysis" section above.

Outstanding Equity Awards at December 31, 2010

The following table provides information concerning unexercised options, SARs, and restricted stock that had not vested for each named executive officer outstanding as of December 31, 2010.

Outstanding Equity Awards at Fiscal Year-End

	OPTION AWARDS			STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Option Exercise Price(2) ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested(4) ($)

John E. Sztykiel	44,998 45,000 44,999 11,250 28,125 23,000	$5.06 4.49 5.30 4.57 10.12 7.64	12/31/2012 12/31/2013 12/31/2014 12/31/2015 12/29/2016 12/31/2017	122,300	$744,807
Joseph M. Nowicki	--	--	--	44,000	267,960
Thomas W. Gorman	--	--	--	56,000	341,040
Thomas T. Kivell	--	--	--	18,400	112,056
William F. Foster	28,123 28,125 28,124 7,030 15,000 14,000	5.06 4.49 5.30 4.57 10.12 7.64	12/31/2012 12/31/2013 12/31/2014 12/31/2015 12/29/2016 12/31/2017	--	--
____________________
(1)	All of the options and SARs reported in this table are fully exercisable.

(2)
The exercise price for any option or SARs is set pursuant to the related Company stock incentive plan under which it was issued.  Incentive stock options granted under the 1994 Incentive Stock Option Plan or the Stock Option and Restricted Stock Plan of 1998 must have an exercise price equal to at least 100% of the fair market value of Spartan Motors stock on the grant date.  All stock options granted under the Stock Option and Restricted Stock Plan of 2003, the Stock Incentive Plan of 2005, or the Stock Incentive Plan of 2007 must have an exercise price equal to at least 100% of the fair market value of Spartan Motors stock on the grant date.  Refer to Note 12 – Stock Based Compensation to the Consolidated Financial Statements for the year ended December 31, 2010 for further information.

(3)	The vesting dates for shares of restricted stock that have not vested as of December 31, 2010 are as follows:

Named Executive Officer	Vesting Dates

John E. Sztykiel	18,750 shares on 6/30/11 8,775 shares on each of 7/3/11 and 7/3/12 12,000 shares on each of 6/30/12, 6/30/13, and 6/30/14 10,000 shares on each of 8/10/11, 8/10/12, 8/10/13, 8/10/14, and 8/10/15

Joseph M. Nowicki	3,000 shares on each of 6/30/11, 6/30/12, 6/30/13, and 6/30/14 6,400 shares on each of 8/10/11, 8/10/12, 8/10/13, 8/10/14, and 8/10/15

Thomas W. Gorman	4,000 shares on each of 6/30/11, 6/30/12, 6/30/13, and 6/30/14 8,000 shares on each of 8/10/11, 8/10/12, 8/10/13, 8/10/14, and 8/10/15

Thomas T. Kivell	1,600 shares on each of 6/30/11, 6/30/12, 6/30/13, and 6/30/14 2,400 shares on each of 8/10/11, 8/10/12, 8/10/13, 8/10/14, and 8/10/15

William F. Foster	N/A

(4)
The market value of the unvested restricted stock is determined by multiplying the closing market price of the Spartan Motors' common stock as of December 31, 2010 ($6.09) by the number of shares of stock.

Option Exercises and Stock Vested in 2010

The following table provides information concerning the vesting of restricted stock during 2010 for each of the named executive officers on an aggregated basis and all stock option exercises by named executive officers during 2010.

 Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)

John E. Sztykiel	--	$--	27,525	$112,446
Joseph M. Nowicki	--	--	3,000	12,600
Thomas W. Gorman	--	--	4,000	16,800
Thomas T. Kivell	--	--	1,600	6,720
William F. Foster	28,125	70,245	--	--
____________________
(1)
The amount in this column is determined by multiplying (a) the number of shares of stock acquired upon exercise of the options by (b) the difference between the market price of the underlying shares on the exercise date and the exercise price of the options.

(2)
The amounts in this column are determined by multiplying the number of shares of stock vesting by the market value of the underlying shares on the vesting date (or, if the vesting date is not a trading day, the  trading day immediately preceding the vesting date).

Non-Qualified Deferred Compensation

The following table provides information concerning non-qualified deferred compensation for 2010.  This table should be read in conjunction with the narrative discussion that follows the table.

Non-Qualified Deferred Compensation

Name	Plan(1)	Executive Contributions In Last FY(2) ($)	Registrant Contributions In Last FY(3) ($)	Aggregate Earnings In Last FY(4) ($)	Aggregate Withdrawals/ Distributions In Last FY ($)	Aggregate Balance At Last FYE ($)

John E. Sztykiel	EVA Plan	$9,388	$--	$2,723	$52,586	$9,388
	SERP	13,746	--	12,518	--	147,972
	Total	23,134	--	15,241	52,586	157,360

Joseph M. Nowicki	EVA Plan	6,863	--	--	27,452	6,863
	SERP	9,327	--	679	--	10,006
	Total	16,190	--	679	--	16,869

Thomas W. Gorman	EVA Plan	8,373	--	--	33,492	8,373
	SERP	26,514	--	2,036	--	28,550
	Total	34,887	--	2,036	--	36,923

Thomas T. Kivell	EVA Plan	3,660	--	--	14,641	3,660

William F. Foster	EVA Plan	2,480	--	674	22,944	2,480

	Total	80,351	--	18,630	160,503	217,292
__________________
(1)	Messrs. Sztykiel, Nowicki, and Gorman were the only named executive officer who participated in the SERP in 2010. Please see the narrative discussion following this table for more information.

(2)
The amounts reported in this column consist of mandatory and voluntary deferrals under the EVA Plan, and for Messrs. Sztykiel, Nowicki, and Gorman only, deferrals of compensation under the SERP.  All EVA Plan and SERP employee deferrals in previous fiscal years were disclosed in the applicable year's Summary Compensation Table.

(3)
Spartan Motors does not make matching contributions on behalf of participants in the EVA Plan.  Participant contributions to the SERP are matched by the Company at the discretion of the Board of Directors and included in the "All Other Compensation" column in the Summary Compensation Table above.

(4)
Participants in the EVA Plan earn interest on any deferred balances at an annual rate equal to the lower of: (a) the highest rate the Company pays at the time of the deferral on its debt capital, or (b) 10%.  For 2010, the interest rate on deferred balances was 5.46%.   Interest continues to be credited at this rate until the deferrals and the related accrued interest are paid or reset in the following year based on the parameters above. Earnings on the SERP are determined by investment choices made by the SERP participants from options determined by the Company.   The investment choices consist of specified mutual funds (primarily those offered by Fidelity Investments).  Only the amounts earned related to the EVA Plan are reported as non-equity incentive plan compensation in the Summary Compensation Table above.

Spartan Motors maintains two non-qualified deferred compensation plans:  the Supplemental Executive Retirement Plan ("SERP") and the Spartan Motors, Inc. Economic Value Add (EVA) Leadership Team Incentive Bonus Plan (the "EVA Plan").

The SERP

The SERP is a non-qualified defined contribution plan administered by the Compensation Committee that allows eligible participants to defer compensation and incentive amounts and provides for discretionary matching and profit-sharing type contributions by the Company.  The SERP is operated much like the Company's 401(k) plan, but participation is limited to a select group of employees determined by the Board of Directors.  The SERP is a funded plan, however, the participants are merely general creditors of the Company.  The SERP's assets are subject to other creditors of the Company in some circumstances.  In 2010, Messrs. Sztykiel, Nowicki, and Gorman were the only named executive officers who participated in the SERP.

The SERP allows participants to defer up to 25% of their base salary and up to 50% of their cash bonuses each year.  At the beginning of each plan year, the Compensation Committee may elect to match all or a specified portion of each participant's contribution for that year.  The Compensation Committee will generally provide that each participant will receive a matching contribution equal to the matching contribution that the participant would have received under the Company's 401(k) plan but for limitations imposed by the Internal Revenue Code.  In addition, the Compensation Committee may, in its discretion, make an additional matching contribution and/or a profit-sharing type contribution to the SERP each year.

Contributions to the SERP are transferred to an irrevocable rabbi trust where each participant has a bookkeeping account in his name.  Earnings on each participant's SERP balance are determined by the investment election of the participants.  The investment options available to participants consist primarily of mutual funds offered by Fidelity Investments.

All participants are always fully vested in their elective deferrals, and such deferrals will be distributed upon termination of employment, death, disability, or a change in control of the Company.  Amounts are also distributable upon an unforeseeable emergency.  Matching and profit-sharing contributions contributed by the Company will vest at a rate of 20% per year over a five-year period and may be distributed upon the later of attainment of age 60 and termination of employment, or upon earlier death, disability, or change in control of the Company.  Any unvested matching or profit-sharing contributions will become fully vested if a participant retires upon reaching age 60, dies, or becomes disabled.  Matching contributions and profit-sharing contributions may be forfeited if the participant enters into competition with the Company, divulges confidential information about the Company, or induces Company employees to leave their employment to compete with the Company.

Distributions from the SERP may be made in a lump sum or in an installment plan not to exceed 10 years (at the election of the participant).

The EVA Plan

Deferred compensation is only a secondary feature of the EVA Plan; the primary purpose of the plan is to provide an incentive for the executives and certain other key associates to earn a bonus based on specified measures of operating performance.  The calculation of awards under the EVA Plan is described in the "Compensation Discussion and Analysis" section above.  The deferral features of the plan are described here.

Mandatory Deferral. Each participant in the EVA Plan is required to defer 25% of the current year's annual incentive bonus earned.  Prior to 2010, participants were required to also defer 25% of the unpaid carryover balance from the previous year, but this requirement was removed in 2010.

Interest on Mandatory Deferrals.  Interest is credited on any deferred balances at an annual rate equal to the lower of:  (a) the highest rate the Company pays at the time of the deferral on its debt capital, or (b) 10%.  Interest continues to be credited at this rate until the deferrals and the related accrued interest are paid or the rate is reset in the following year based on the parameters above.

Annual Incentive Bonus Cash Payout.  Payments on annual incentive bonuses to all participants in the EVA Plan employed by the Company on the last day of the performance year are calculated and paid no later than March 15 of the year following the end of the performance year.  The amount of the annual payout is equal to the sum of:

•	100% of any unpaid carryover balance (mandatory deferred balance) from prior years; and

•	75% of the annual incentive bonus earned for the current performance year.

Termination of Employment; Change of Control; Death, Disability, and Retirement.  Subject to certain exceptions, if a participant's employment voluntarily or involuntarily terminates for any reason other than death, disability, or retirement during any performance year, the participant will not earn an annual incentive bonus for that year.  The participant will receive 50% of his or her mandatory deferred balance.  See footnote two to the Potential Payments Upon Termination or Change-in-Control table below for further details.

If a participant dies, becomes disabled, retires, is no longer eligible to participate in the plan, or if there is a change in control (all as defined in the EVA Plan), then the participant receives a prorated annual incentive bonus for the year in which the event occurs and all of the participant's mandatory deferred balances.

Potential Payments Upon Termination or Change-in-Control

The following table summarizes the potential payments and benefits payable to the Company's named executive officers upon termination of employment in connection with each of the triggering events set forth in the table below, assuming, in each situation, that the triggering event took place on December 31, 2010.  The closing market price of Spartan Motors common stock was $6.09 on December 31, 2010, the last trading day of the year.

Triggering Event and Payments/Benefits

	John E. Sztykiel	Joseph M. Nowicki	Thomas W. Gorman	Thomas T. Kivell	William F. Foster

Change in Control
Early Vesting of Restricted Stock (1)	$744,807	$267,960	$341,040	$112,056	$--
EVA Plan (2)	9,388	6,863	8,373	3,660	2,480
SERP Plan (3)	147,972	10,006	28,550	--	--

Death
Early Vesting of Restricted Stock (1)	744,807	267,960	341,040	112,056	--
EVA Plan (2)	9,388	6,863	8,373	3,660	2,480
SERP Plan (3)	147,972	10,006	28,550	--	--

Disability
Early Vesting of Restricted Stock (1)	744,807	267,960	341,040	112,056	--
EVA Plan (2)	9,388	6,863	8,373	3,660	2,480
SERP Plan (3)	147,972	10,006	28,550	--	--

Retirement
Early Vesting of Restricted Stock (1)	744,807	267,960	341,040	112,056	--
EVA Plan (2)	9,388	6,863	8,373	3,660	2,480
SERP Plan (3)	147,972	10,006	28,550	--	--

Other
Termination Without Cause (4)	--	250,000	305,000	--	--

(1)
Under the Stock Incentive Plan of 2007, the Stock Incentive Plan of 2005, and the Stock Option and Restricted Stock Plan of 2003, upon a change in control of the Company, all of the named executive officers' unvested stock options and stock appreciation rights become immediately exercisable in full and will remain exercisable during their remaining terms.  All other outstanding incentive awards of the named executive officers become immediately and fully vested and nonforfeitable upon a change in control of the Company.  The Stock Option and Restricted Stock Plan of 1998 allows the Compensation Committee to include provisions in incentive awards that accelerate the vesting or elimination of restrictions on incentive awards upon a change in control of the Company.  The 1994 Incentive Stock Option Plan allows a participant to exercise his or her wholly or partially unexercised options for a limited period of time prior to the dissolution or liquidation of the Company, or upon a merger or consolidation of the Company in which the Company is not the surviving corporation.

The Compensation Committee approved on October 23, 2006 that a participant's shares of restricted stock under all existing stock incentive plans will become immediately vested upon death, disability, or retirement.  Under the stock incentive plans of 2003, 2005 and 2007, the only plans under which restricted shares have been granted, all restricted stock will become fully vested upon change in control of the Company.

(2)
In the event a participant in the EVA Plan dies, becomes disabled, or retires or in the event of a change in control of the Company (defined as the acquisition by a purchaser of more than 50% of the Company's stock or substantially all the assets of the Company), 100% of the sum of the mandatory deferred balances is payable to the participant within 30 days after the triggering event.  For terminations other than death, disability, retirement, or change in control prior to the end of the performance year, 50% of the sum of mandatory deferred  balances is payable to the participant within 30 days after separation from service, but not in a later taxable year.

(3)	Amount reflects accumulated balance, earnings to date on the balance, and registrant contributions for the SERP plan.

(4)	Amounts reported in this row reflect severance payments the Company is obligated to make to the named executive officer upon any termination of employment without cause.

Compensation of Directors

Compensation for the Board of Directors is established by the full Board based on input from external compensation experts.  The following table provides information concerning the compensation of directors for Spartan's last completed fiscal year.

Director Compensation

Name(1)(2)	Fees Earned or Paid in Cash ($)	Stock Awards (4) ($)	Total ($)

Hugh W. Sloan, Jr.	$56,958	$51,600	$108,558

Richard F. Dauch	37,075	27,348	64,423

Ronald Harbour	42,825	27,348	70,173

Kenneth Kaczmarek (3)	57,517	27,348	84,865

Richard R. Current	47,575	27,348	74,923

David R. Wilson (5)	40,000	70,434	110,434

George Tesseris (6)	19,367	32,818	115,008
______________________
(1)
Executive officers who serve as directors (John Sztykiel and William Foster) receive no additional compensation for their service as directors.  All compensation paid to Mr. Sztykiel and Mr. Foster is reported in the Summary Compensation Table above.

(2)
As of December 31, 2010, each director had outstanding the following aggregate number of (a) unvested stock awards and (b) options to purchase or SAR awards (all of which are vested) with respect to the following number of shares:

Name	Outstanding Stock Awards - # of shares	Outstanding Option/SAR Awards - # of shares

Hugh W. Sloan, Jr.	18,360	3,900
Richard F. Dauch	6,360	--
Ronald Harbour	10,600	--
Kenneth Kaczmarek	12,720	19,649
Richard R. Current	10,600	--
David R. Wilson	--	117,000
George Tesseris	--	63,000

(3)	For 2010, Mr. Kaczmarek received additional compensation as a result of his assumption of additional responsibilities during the third and fourth quarters.

(4)
Amounts shown in this column represent the aggregate grant date fair value of the stock awards granted during 2010.  The fair values were determined in accordance with the FASB ASC Topic 718, "Stock Compensation."  For information regarding valuation assumptions, see Note 12 – Stock Based Compensation to the Consolidated Financial Statements for the year ended December 31, 2010.

(5)	Mr. Wilson retired from the Board of Directors as of the 2010 annual meeting of shareholders.

(6)	Mr. Tesseris retired from the Board of Directors as of the 2010 annual meeting of shareholders.

Each non-employee director received a $4,500 quarterly retainer fee for 2010.  In addition, non-employee directors received a fee of $1,400 for each meeting of the Board of Directors attended in 2010 and $700 for each conference call of the Board of Directors in which he participated in 2010.

Committee chairs received an additional quarterly fee in 2010 as follows:

•	Audit Committee Chairman	$1,000

•	Compensation Committee Chairman	$1,000

•	Corporate Governance and Nominating Committee	$ 500

In lieu of the foregoing fees, Hugh Sloan, Chairman of the Board, receives a $78,000 annual retainer fee, which is paid in quarterly installments.

Each non-employee director receives an annual grant of restricted stock under the 2003, 2005, or 2007 Stock Incentive Plans (awards will be made under the 2005 Plan until it is exhausted, and then under the 2007 Plan).  The restricted stock is awarded on or about June 30 of each year, and has a vesting period of three years.  When a non-employee director retires (as described below), all restricted stock granted under the Plan shall vest in accordance with their terms and their ownership of the restricted stock will not be affected.

Retirement occurs when a director completes a term for which he or she was elected and either (i) the director is not re-elected by shareholders for a subsequent term, or (ii) the director declines to stand for re-election and such director is 62 years of age or 60 years of age with at least 10 years of service with the Company.  The Compensation Committee has sole discretion in applying an appropriate age or other factors as may be set forth in the Incentive Award agreement or other grant document with respect to a director, participant, or a particular incentive award.

The number of shares for each annual award of restricted stock is fixed (subject to anti-dilution adjustment for events such as stock splits).  In 2010, each non-employee director other than the Chairman of the Board received a grant of 6,360 shares of restricted stock on June 30, 2010, except for Mr. Wilson and Mr. Tesseris, who received grants of 13,650 and 6,360, respectively, on May 19, 2010.  The Chairman of the Board received a grant of 12,000 shares of restricted stock on June 30, 2010.

Directors are also eligible to participate in the Spartan Motors, Inc. Directors' Stock Purchase Plan.  This plan provides that non-employee directors of Spartan Motors may elect to receive at least 25% and up to 100% of their "director's fees" in the form of Spartan Motors common stock.  The term "director's fees" means the amount of income payable to a non-employee director for his or her service as a director of Spartan Motors, including payments for attendance at meetings of Spartan Motors' Board of Directors or meetings of committees of the Board, and any retainer fee paid to such persons as members of the Board.  A non-employee director who elects to receive Spartan Motors common stock in lieu of some or all of his or her director's fees will, on or shortly after each "applicable date," receive a number of shares of common stock (rounded down to the nearest whole share) determined by dividing (1) the dollar amount of the director's fees payable to him or her on the applicable date that he or she has elected to receive in common stock by (2) the market value of common stock on the applicable date.  The term "applicable date" means any date on which a director's fee is payable to the participant.  To date, no shares have been issued under this plan.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the information provided under the heading "Compensation Discussion and Analysis."  Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Spartan's annual report on Form 10-K and in this Proxy Statement.

Respectfully submitted,

Kenneth Kaczmarek, Chairman
Hugh W. Sloan, Jr.
Ronald Harbour
Richard R. Current
Richard F. Dauch

Compensation Committee Interlocks and Insider Participation

Messrs. Kaczmarek (Chair), Sloan, Harbour, Current, and Dauch served as members of the Compensation Committee during the last completed fiscal year.  None of the above members of the Compensation Committee were, during the fiscal year, an officer or employee of Spartan Motors or formerly an officer of Spartan Motors. None of Spartan's executive officers served as a member of a Compensation Committee (or Board committee performing a similar function) for another entity.

Transactions with Related Persons

The Code of Ethics and Compliance, available for viewing at the Company's website at www.spartanmotors.com, requires all officers and employees who may have a potential or apparent conflict of interest to immediately notify the Compliance Officer and requires all directors who may have a potential or apparent conflict of interest to immediately notify the remaining members of the Board of Directors.  The Company expects its directors, officers and employees to act and make decisions that are in the Company's best interests and encourage them to avoid situations which present a conflict between the Company's interests and their own personal interests. The directors, officers and employees are prohibited from taking any action that makes it difficult to perform his or her Company work objectively and effectively, or that cloud or interfere with that person's judgment in the course of his or her job for the Company.

Additionally, it is the Company's unwritten policy that the Audit Committee of the Board of Directors reviews all material transactions with any related person as identified by management.  Generally speaking, a "related" person is a director, executive officer, or affiliate of the Company, or a family member of a director, executive officer, or affiliate of the Company.  To identify related person transactions, each year the Company requires its directors and executive officers to complete questionnaires identifying any transactions with the Company in which the officer or director or their family members have an interest. Additionally, material undertakings by the Company are reviewed by management, with a view, in part, to identify if a related person is involved. A "related person transaction" is any transaction involving more than $120,000 in which the Company participates and a "related" person has a direct or indirect material interest.  The Audit Committee intends to approve only those related person transactions that are in the best interests of the Company and its shareholders (or not inconsistent with the best interests of the Company or its shareholders).

Since January 1, 2010, the Company did not engage in any transactions, nor are any such transactions currently proposed, in which a related person had or will have a direct or indirect material interest and which involves an amount exceeding $120,000.

Proposal: Approval of Spartan Motors, Inc. 2011 Employee Stock Purchase Plan

On February 25, 2011, the Board of Directors adopted a new plan called the Spartan Motors, Inc. 2011 Employee Stock Purchase Plan (the "Plan"), subject to approval of the Company's shareholders.  The Board of Directors is recommending that the shareholders approve the Plan, a copy of which is included with this Proxy Statement as Appendix A.   The summary of the Plan set forth below is qualified in all respects by the actual terms of the Plan.

The Plan enables eligible employees to acquire shares of the Company's common stock at a discount through payroll deductions.

Purpose.  The purpose of the Plan is to encourage stock ownership by employees, to provide employees with a further inducement to continue their employment with the Company, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

Eligibility and Administration. The Plan is available to eligible employees of Spartan Motors, Inc. and each of its operating subsidiaries, which currently are:

Spartan Motors Chassis, Inc.
Crimson Fire, Inc.
Crimson Fire Aerial, Inc.
Utilimaster Corporation
Classic Fire, LLC

To be eligible to participate in the Plan, a person must have been an employee of the Company or one of the subsidiaries listed above for at least 180 days.  Certain seasonal employees and employees who do not work at least 20 hours per week are not eligible.  Officers and directors who are employees are eligible to participate.  As of the date of this Proxy Statement, approximately 1,400 employees would be eligible to participate in the Plan.

If an employee becomes the owner of 4% or more of the combined voting power or value of the Company's capital stock, the employee would automatically be disqualified from further participation. In addition, if an employee's participation in the Plan would allow the employee to purchase shares of the Company's stock to accrue at a rate exceeding $25,000 in any calendar year, the employee would automatically be disqualified from further participation.

The Plan will be administered by the Company's Board of Directors.  The Board has the right to delegate administration responsibilities to a Board committee.

Shares Subject to the Plan. A maximum of 750,000 shares of the Company's common stock are authorized for purchase under the Plan, subject to appropriate adjustments as a result of stock dividends, splits, combinations, or similar changes in the Company's outstanding shares of common stock. Shares supplied to meet the requirements of the Plan will be out of authorized but unissued shares.

Operation of the Plan. The Plan provides an opportunity for eligible employees to purchase shares of the Company's common stock at a price equal to 95% of the fair market value of the shares as of the last trading day during each of the Company's fiscal quarters. Fair market value is determined by averaging the high and low quoted sales prices of a share of the Company's common stock, as reported in The Wall Street Journal for a particular trading day, or if no shares were traded on that day, on the next preceding day on which there was a trade.  Eligible employees who have elected to participate may contribute cash to the Plan through payroll deductions, up to 10% of the employee's total compensation for that period.  Purchases of a whole number of shares are to be made as of the last payroll date of each fiscal quarter with funds contributed by the payroll deductions for that participating employee during that quarter. Participants may terminate their participation at any time by written notice to the Company, but will not be eligible to reenter the Plan for the next three fiscal quarters of the Company's fiscal year.

Rights are Not Transferable. Rights under the Plan are not transferable in any manner or for any purpose whatsoever. Any termination of employment, including death or retirement, automatically terminates participation in the Plan.

Amendment and Termination. The Plan automatically terminates on February 25, 2021, unless terminated earlier by the Board of Directors. The Board of Directors may amend the Plan at any time, except that the Plan cannot be amended without shareholder approval if the amendment would either increase the maximum number of shares subject to the Plan or change the eligibility requirements for participation in the Plan.

Summary of Federal Income Tax Consequences. This section summarizes the material federal income tax consequences with respect to shares acquired under the Plan, based upon management's understanding of the existing federal income tax laws.

The Plan is intended to be a qualified employee stock purchase plan as defined in Section 423 of the Internal Revenue Code, as amended. Funds contributed by employees through payroll deduction are part of their compensation, taxed as ordinary income, although not actually received by employees. As of the purchase date at the end of each quarter, a participating employee will be considered to have been granted an option to purchase shares of the Company's common stock and shall have simultaneously exercised that option with respect to the shares purchased on that date. If the employee does not dispose of those shares for a period of two years, then upon such subsequent disposition, or upon death, the employee will realize compensation taxable as ordinary income equal to the lesser of (1) the amount by which the fair market value of the shares at the time of disposition or death exceeds the purchase price, and (2) the amount by which the fair market value of the shares at the time of purchase exceeded the purchase price. Additional gain will be considered gain from the sale of a capital asset. In the event the two-year holding period requirement above is not met, the amount treated as compensation on disposition of the shares is the difference between the purchase price and the fair market value of the shares at the time of purchase.

The Company generally will not be allowed a deduction with respect to shares sold to employees under the Plan. If, however, an employee who purchases shares under the Plan does not satisfy the two-year holding period requirement described above, then the Company will be entitled to a deduction for federal income tax purposes equal to the amount recognized as compensation by the employee.

The rules governing tax treatment of options and shares acquired under various tax-favored plans, such as the Plan, are quite technical. Therefore, the foregoing description of tax consequences is necessarily general and does not purport to be complete.

Your Board of Directors recommends that you vote FOR approval of the Spartan Motors, Inc. 2011 Employee Stock Purchase Plan.

Proposal: Advisory Vote on Executive Compensation

 Our "Compensation Discussion and Analysis" above describes, among other things, our executive compensation policies and practices.  A new federal law passed in 2010 requires that our shareholders be given the opportunity to express their approval of the compensation of our executives, as disclosed in this Proxy Statement. Under the federal legislation that requires this vote, the shareholder vote is not binding on our Board of Directors or the Company and may not be construed as overruling any decision made by our Board or the Company or as creating or implying any change in the fiduciary duties owed by our Board. However, our Board of Directors values the views of shareholders and intends to take the outcome of this shareholder advisory vote into consideration when making future executive compensation decisions.

Therefore, at the annual meeting of shareholders, our shareholders will be given the opportunity to vote, on an advisory (non-binding) basis, to approve the compensation of our named executive officers as disclosed in this Proxy Statement under "Executive Compensation – Compensation Discussion and Analysis," the compensation tables, and the narrative discussion following the compensation tables.  This vote proposal is commonly known as a "say-on-pay" proposal and gives our shareholders the opportunity to endorse or not endorse our executive pay program.  This vote is not intended to address any specific item of our executive compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement. You are encouraged to read the full details of our executive compensation program, including our primary objectives in setting executive pay, under "Executive Compensation" above.

The Company evaluates the compensation of its executives at least once each year to assess whether our compensation policies and programs are achieving their primary objectives and are competitive with other companies in our industry.  Based on its most recent evaluation, our Board of Directors believes our executive compensation programs achieve these objectives, including aligning the interests of our management with those of our shareholders, and are therefore worthy of shareholder support. In determining how to vote on this proposal, we believe shareholders should consider the following:

•
Independent Compensation Committee.   Five of our seven directors are deemed independent pursuant to applicable Nasdaq standards.  All five of these independent directors serve on our Compensation Committee.  Meetings of this Committee include executive sessions in which management is not present.

•	Base Salaries Below Median Levels. Our Compensation Committee believes that our executive officers' base salaries are currently below the median salary levels for comparable companies. Total compensation for executives is structured so that a majority of the total earnings potential is derived from performance-based incentives.

•	Restricted Stock Grants. A significant percentage of our executives' compensation is paid in the form of restricted stock that vests over a five-year period. We believe these stock awards help align the executives' interests with longer term shareholder returns and also serve to help retain the services of executives.

•	Limited Severance Payments. With the exception of Tom Gorman (our COO) and Joe Nowicki (our CFO), who are each entitled to a severance payment equal to their annual base salaries if their employment is terminated without cause, our executives are not entitled to "golden parachute" or other severance payments upon termination of their employment.

For these reasons, our Board of Directors recommends that you vote FOR the adoption of the following resolution:

"RESOLVED, that the shareholders of Spartan Motors, Inc. approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and the related narrative discussion set forth in the Company's Proxy Statement for its 2011 Annual Meeting of Shareholders."

Proposal: Frequency of Future Shareholder Advisory Votes on Executive Compensation

The federal law adopted in 2010 referenced above also requires that our shareholders be given the opportunity to express their preference for whether the shareholder advisory vote on our executive compensation should take place every year, every two years, or every three years.  Under the federal legislation that requires this vote, the shareholder vote is not binding on our Board of Directors or the Company and may not be construed as overruling any decision made by our Board or the Company or as creating or implying any change in the fiduciary duties owed by our Board. However, our Board of Directors values the views of shareholders and intends to take the outcome of this shareholder advisory vote into consideration when determining how often the shareholder advisory vote on executive compensation will take place.

After careful consideration, our Board of Directors believes that conducting the shareholder advisory vote on executive compensation every year is appropriate for the Company and its shareholders at this time.  In reaching its recommendation, our Board considered that an annual advisory vote allows the most frequent input from our shareholders.  However, you will be given the option to specify a preference that the shareholder advisory vote take place every one, two, or three years.  For purposes of determining the preference of our shareholders on this matter, we will consider the choice (either once every one, two, or three years) that receives the most votes as the preference of our shareholders.

After the annual meeting of shareholders, the Company will disclose both the results of this vote and the Board's decision regarding how frequently the shareholder advisory vote on executive compensation will take place in the future.  In making such decision, the Board is not required to abide by the outcome of this shareholder advisory vote.  However, the Board of Directors intends to consider the decision made by our shareholders on this matter when determining the frequency of future advisory votes on executive compensation.

Before voting on this issue, we encourage you to read the full details of our executive compensation program, including our primary objectives in setting executive pay, under "Executive Compensation" above.

This shareholder advisory vote on the frequency of future executive compensation votes will be held at least once every six years.

         Your Board of Directors recommends that you vote FOR the approval of the Board's recommendation to hold the shareholder advisory vote on executive compensation every year.

Audit Committee Report

The Audit Committee reviews and supervises on behalf of the Board of Directors Spartan Motors' procedures for recording and reporting the financial results of its operations.  Spartan Motors' management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. As part of its supervisory duties, the Audit Committee has reviewed Spartan Motors' audited financial statements for the year ended December 31, 2010, and has discussed those financial statements with Spartan Motors' management.

The Audit Committee has also discussed with Spartan Motors' independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles, the judgments of the independent registered public accounting firm concerning the quality, not just the acceptability, of Spartan Motors' accounting principles and such other matters that are required under applicable rules, regulations, U.S. generally accepted accounting principles and the standards of the Public Company Accounting Standards Oversight Board (United States) (PCAOB).

In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures required by the PCAOB and has discussed their independence from Spartan Motors and Spartan Motors' management with them, including a consideration of the compatibility of non-audit services with their independence.

After and in reliance upon the reviews and discussions described above, the Audit Committee recommended to Spartan Motors' Board of Directors that the audited financial statements for the year ended December 31, 2010 be included in Spartan Motors' annual report on Form 10-K for the year ended December 31, 2010.

Respectfully submitted,

Richard R. Current, Chairman
Kenneth Kaczmarek
Hugh W. Sloan, Jr.
Richard F. Dauch
Ronald Harbour

Proposal: Ratification of Appointment of Independent Auditors

Proposal to Ratify Appointment of BDO USA, LLP as Spartan Motors' Independent Auditors for the Current Fiscal Year

Subject to the ratification of shareholders, Spartan Motors' Audit Committee has appointed BDO USA, LLP as its independent registered public accounting firm for its 2011 fiscal year.  Representatives of BDO USA, LLP are expected to be present at the annual meeting of shareholders, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.

Your Board of Directors recommends that you vote FOR ratification of the appointment of BDO USA, LLP.

BDO USA, LLP's Fees

All fees paid to BDO USA, LLP for services performed in 2010 and 2009, were approved pursuant to Spartan Motors' Audit Committee Pre-Approval Policy described above under "Audit Committee" on page 9.  A summary of the fees billed by BDO USA, LLP for each of the last two calendar years follows.

	2010	2009

Audit Fees(1)	$470,000	$504,625
Audit-Related Fees(2)	42,027	71,529
Tax Fees(3)	199,661	366,604
All Other Fees(4)	--	--

(1)
Represents the aggregate fees billed for professional services rendered by the principal accountant for the audit of the Company's annual financial statements, including a recent acquisition, and review of financial statements included in the Company's Form 10-Q and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)
Represents the aggregate fees billed by the principal accountant for completion of the employee benefit plan audit, due diligence work performed related to an acquisition and general accounting consultations and services that are reasonably related to the annual audit.

(3)	Represents the aggregate fees for professional services rendered by the principal accountant for tax compliance.

(4)	BDO USA, LLP did not bill Spartan Motors for any services other than those described above.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Spartan Motors' directors, executive officers, and persons who beneficially own more than 10% of the outstanding shares of common stock to file reports of ownership and changes in ownership of shares of common stock with the Securities and Exchange Commission.  Based solely on the Company's review of such reports filed with the Securities and Exchange Commission and written representations from certain reporting persons that no reports on Form 5 were required for those persons for the 2010 fiscal year, the Company believes that its directors and executive officers complied with all applicable Section 16(a) filing requirements during 2010.

Shareholder Proposals

Shareholder proposals intended to be presented at the annual meeting of shareholders in the year 2012 and that a shareholder would like to have included in the Proxy Statement and form of proxy relating to that meeting must be received by Spartan Motors for consideration not later than December 27, 2011 to be considered for inclusion in the Proxy Statement and form of proxy relating to that meeting.  Such proposals of shareholders should be made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934.  All other proposals of shareholders that are intended to be presented at the annual meeting in the year 2012 must be received by Spartan Motors not later than December 27, 2011 or they will be considered untimely.

Solicitation of Proxies

We will initially solicit proxies by mail.  In addition, Directors, officers and employees of Spartan Motors and its subsidiaries may solicit proxies by telephone or facsimile or in person without additional compensation.  Proxies may be solicited by nominees and other fiduciaries that may mail materials to or otherwise communicate with the beneficial owners of shares held by them.  Spartan Motors will bear all costs of the preparation and solicitation of proxies, including the charges and expenses of brokerage firms, banks, trustees or other nominees for forwarding proxy material to beneficial owners.

Important Notice Regarding Delivery of Shareholder Documents.

As permitted by Securities and Exchange Commission rules, only one copy of this Proxy Statement and the 2010 annual report to shareholders is being delivered to multiple shareholders sharing the same address unless Spartan Motors has received contrary instructions from one or more of the shareholders who share the same address.  We will deliver on a one-time basis, promptly upon written or oral request from a shareholder at a shared address, a separate copy of the Proxy Statement and the 2010 annual report to shareholders.

Any shareholder sharing an address may request to receive and instruct us to send separate copies of the Proxy Statement and annual report to shareholders on an ongoing basis by written or oral request.  Requests in writing should be addressed to Spartan Motors, Inc., Attn:  Thomas T. Kivell, Secretary, 1541 Reynolds Road, Charlotte, Michigan 48813.  Requests may be made by calling the Company at (517) 543-6400.  We will begin sending separate copies of such documents within thirty days of receipt of such instructions.

Shareholders sharing an address who are currently receiving multiple copies of the Proxy Statement and annual report to shareholders may instruct us to deliver a single copy of such documents on an ongoing basis.  Such instructions must be in writing and must be signed by each shareholder who is currently receiving a separate copy of the documents.  This request with appropriate signatures, must be addressed to Mr. Kivell at the address above and will continue in effect unless and until we receive contrary instructions as provided above.

Form 10-K Report Available.

Spartan Motors' annual report to the Securities and Exchange Commission on Form 10-K, including financial statements and financial statement schedules, will be provided to you without charge upon written request.  Please direct your requests to Mr. Kivell at the address above.  In addition, Spartan Motors' annual report to the Securities and Exchange Commission on Form 10-K is available on Spartan Motors' website at www.spartanmotors.com in the "Shareholders" section.

BY ORDER OF THE BOARD OF DIRECTORS

Thomas T. Kivell
Secretary

Charlotte, Michigan
April 25, 2011

Appendix A

SPARTAN MOTORS, INC.

2011 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose.

The purpose of the Spartan Motors, Inc. ("Spartan") 2011 Employee Stock Purchase Plan is to encourage employee stock ownership by offering employees of Spartan  and its subsidiaries Purchase Rights (as such term is defined in Section 2) to purchase Common Shares at discounted prices and without payment of brokerage costs.  By means of this Plan, the Company seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.  The Plan is intended to be an "employee stock purchase plan" as defined in Section 423 of the Code.  The provisions of the Plan shall, accordingly, be construed so as to extend and limit the participation in a manner consistent with the requirements of Section 423 of the Code.

2. Certain Definitions.

"Board" means the Board of Directors of Spartan.'

"Code" means the Internal Revenue Code of 1986, as amended.

"Common Shares" means the common shares, par value $.01 per share, of Spartan.

"Company" means Spartan Motors, Inc. a Michigan corporation, and each Participating Subsidiary.

"Custodian" means such firm, firms, person and/or persons as the Board shall designate from time to time.

"Exercise Date" means the last day of an Offering Period, on which date all Participants' outstanding Purchase Rights will automatically be exercised.

"Fair Market Value" means the average of the high and low quoted sale prices of a Common Share reported in the table entitled "Nasdaq National Market Issues" or any successor table in The Wall Street Journal for such date or, if no Common Shares were traded on that date, on the next preceding day on which there was such a trade, or, if the Common Shares are not traded in The Nasdaq National Market, "Fair Market Value" shall be determined by a method determined by the Board.

"Offering Period" shall have the meaning provided in Section 5(b).

"Participant" means an employee of the Company who is eligible under Section 3 and who has enrolled in the Plan by providing a Participation Form to the Plan Administrator.

"Participating Subsidiaries" shall mean any subsidiary corporation (as the term is defined in Section 424(f) of the Code) whose board of directors has adopted this Plan and whose participation in the Plan is approved by the Board.  As of the date of adoption of this Plan, the Participating Subsidiaries so designated by the Board are set forth in attached Exhibit A.

"Participation Form" shall have the meaning provided in Section 4(a).

"Plan" means this Spartan Motors, Inc. 2011 Employee Stock Purchase Plan.

"Plan Administrator" means such person so designated by the Board.

"Purchase Right" means a Participant's option to purchase Common Shares that is deemed to be outstanding during an Offering Period.  A Purchase Right represents an "option" as such term is used under Section 423 of the Code.

"Total Compensation" means wages, salaries and other amounts received from the Company for personal services rendered to the Company as an employee, including amounts paid as commissions, amounts paid as bonuses and any amounts of salary or bonus reduction contributions to any Company plan under Section 401(k) or Section 125 of the Code, but excluding severance pay, ordinary income received upon disposition of Common Shares acquired under this Plan, amounts paid in cash for accrued vacation not taken as of the end of the year, any other contributions paid by the Company under any employee benefit plan of the Company, other non-cash employee benefits provided to employees at Company expense, taxable income resulting from exercises of non-qualified stock options and other taxable benefits income not paid to the employee in cash.

"Trading Day" refers to a day during which The Nasdaq Stock Market is available for trading Common Shares.

"Withdrawal Form" shall have the meaning provided in Section 9(a).

3. Eligibility.

Participation in the Plan is voluntary.  Subject to Section 4(b) bellow, all employees of the Company, including officers and directors who are employees, are eligible to participate in the Plan, after having been an employee for at least 180 days, except for an employee whose customary employment with the Company as of the beginning of the applicable Offering Period (1) is 20 hours or less per week, or (2) is for not more than 5 months in any calendar year (an "Eligible Employee").

4. Participation.

(a) Eligible Employees become Participants in the Plan by authorizing payroll deductions for that purpose through a form, electronic authorization or other enrollment means provided by the Company (the "Participation Form") that is provided to the Plan Administrator no later than five business days before the beginning date of an Offering Period, except as provided in Section 9(b) .  That Participation Form would be effective for payrolls occurring after the beginning of the applicable Offering Period.

(b) Notwithstanding any provision of the Plan to the contrary, no employee may participate in the Plan:

(i) if following a grant of Purchase Rights under the Plan, the employee would own, directly or by attribution, stock representing 4% or more of the total combined voting power or value of all actually issued and outstanding classes of Spartan 's stock; for purposes of this Section 4(b)(i), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee; or

(ii) to the extent a grant of Purchase Rights under the Plan would permit the employee's rights to purchase stock, under all employee stock purchase plans (as defined in Section 423(b) of the Code) of the Company and of any subsidiary company (as defined in Section 424 (f) of the Code) of the Company, to accrue at a rate exceeding $25,000.00, based on the Fair Market Value of the stock (at the time of grant), for each calendar year in which such Purchase Rights are outstanding.

5. Securities Subject to the Plan and Offering Periods.

(a) The Plan covers an aggregate of 750,000 Common Shares (subject to adjustment as provided in Section 15), which may be authorized but unissued shares or reacquired shares, bought on the open market or otherwise.  If any Purchase Right that shall have been granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased underlying Common Shares shall again become available for purposes of the Plan, unless the Plan shall have been terminated.

(b) The first Offering Period (an "Offering Period") under the Plan is expected to begin on October 1, 2011 and end on December 31, 2011.  Thereafter, for so long as the Plan remains in effect, there will be quarterly Offering Periods with the following beginning and ending dates:

Quarterly Offering Periods

Beginning Date	Ending Date
January 1	March 31
April 1	June 30
July 1	September 30
October 1	December 31

6. Payroll Deductions.

(a) The Company and its Participating Subsidiaries will maintain payroll deduction accounts for their respective employees who are Participants and who have filed a Participation Form.  Payments made by Participants shall be credited to the Participant's stock purchase account (the "Purchase Account").  No amounts other than payroll deductions authorized under this plan may be credited to a Participant's Purchase Account.  A Participant may authorize a payroll deduction in an amount not less than $5.00 per week, $10.00 bi-weekly or $20.00_per month.  Notwithstanding the foregoing, the amount of any payroll deduction may not be more than ten percent (10%) of the Participant's Total Compensation for the current Offering Period.

(b) The amounts deducted shall be credited to the Participant's Purchase Account under the Plan, but no actual separate account will be established by the Company to hold such amounts.  There shall be no interest paid on the balance outstanding in a Participant's account.  The deducted amounts may be commingled with the general assets of the Company and may be used for its general corporate purposes.

(c) Payroll deductions begin on the first payday of each Offering Period, and end on the last payday of each Offering Period.  Eligible employees may participate in the Plan and purchase shares only by means of payroll deductions.  A Participant may not make any separate cash payment into his or her account.

(d) So long as a Participant remains an Eligible Employee, payroll deductions will continue in effect from Offering Period to Offering Period unless the Participant:

(i) elects a different contribution percentage by providing a new Participation Form to the Plan Administrator; such change in contribution percentage will become effective as of the beginning of the next Offering Period provided that the new Participation Form is delivered to the  Plan Administrator at least five (5) business days prior to the beginning of that Offering Period; or

(ii) withdraws in accordance with Section 9.

(e) Unless a Participant elects a different contribution percentage as permitted by Section 6(d)(d)(i) or elects to withdraw prior to 10 business days before the end of the current Offering Period as permitted under Section 9, the Participant's payroll deductions will continue throughout the next Offering Period and his or her Purchase Right to purchase Common Shares will be deemed to be fully and automatically exercised on the last day of such Offering Period with respect to payroll deductions made during that period.

7. Purchase Price.

(a) On the first day of each Offering Period, a Participant is deemed to have been granted a Purchase Right to purchase on the last day of the Offering Period as many whole Common Shares as such Participant will be able to purchase with the payroll deductions credited to such Participant's Purchase Account during that Offering Period.

(b) The price at which each Purchase Right to purchase Common Shares may be exercised is 95% of the Fair Market Value of the Common Shares on the last Trading Day of such Offering Period.

(c) The number of shares purchasable by each Participant per Offering Period will be the number of whole Common Shares obtained by dividing (i) the amount held in the Participant's Purchase Account as of the end of that Offering Period by, (ii)  the purchase price in effect for that Offering Period.

8. Exercise of Purchase Rights.

(a) Each outstanding Purchase Right will be exercised automatically on the applicable Exercise Date.  The exercise of the Purchase Right is to be effected by applying the amount credited to each Participant's Purchase Account as of the Exercise Date to the purchase on the Exercise Date of whole Common Shares at the purchase price in effect for the Offering Period.

(b) Fractional shares will not be issued under the Plan, and any amount remaining in the Participant's account after such application (i.e., amounts not sufficient to purchase a whole Common Share) will be held for the purchase of Common Shares in the next Offering Period.

(c) If the number of shares for which Purchase Rights are exercised exceeds the number of shares remaining available in any Offering Period under the Plan, the shares available for sale will be allocated by the Plan Administrator pro rata among the Participants in such Offering Period in proportion to the relative amounts in their accounts, subject to rounding to allocate only whole Common Shares.  Any amounts not thereby applied to the purchase of Common Shares under the Plan will be refunded to the Participants after the end of the Offering Period.

9. Withdrawal and Termination of Purchase Rights.

(a) A Participant may withdraw (i.e., terminate his or her payroll deductions) by providing a notice of withdrawal to the Plan Administrator at any time prior to 10 business days before the end of the current Offering Period.  Such notice shall be through a form, electronic authorization or other withdrawal means (the "Withdrawal Form") provided by the Plan Administrator for that purpose, and shall be effective by the tenth business day after it is received by the Plan Administrator.  The Withdrawal Form will permit a Participant to make the following election:

(i) The Participant may elect to stop the Participant's payroll deductions under the Plan and use all of the amounts credited to such Participant's Purchase Account to purchase on the Exercise Date whole Common Shares at the purchase price in effect for the Offering Period.  If this election is made, the Company shall distribute to such Participant after such Offering Period any such amounts which remain after such purchase on account of being insufficient to purchase a whole Common Share at the applicable purchase price.

(ii) The Participant may elect to continue his or her participation in the Plan through the end of the current Offering Period, and thus exercise such Participant's outstanding Purchase Rights on the following Exercise Date, but terminate his or her participation in the Plan for subsequent Offering Periods.  Payroll deductions for such a Participant will continue until the end of the current Offering Period.  If this election is made, the Company shall distribute to such Participant after such Offering Period any amounts which remain in the Participant's account after the purchase of Common Shares on the Exercise Date on account of being insufficient to purchase a whole Common Share at the applicable purchase price.

(b) Any Participant who withdraws from the Plan pursuant to Section 9(a) will not be eligible to rejoin the Plan until the expiration of at least two full Offering Periods immediately subsequent to the Offering Period in which the Withdrawal Form is submitted, and will have to re-enroll in the Plan by completing and providing to the Plan Administrator a new Participation Form, in accordance with the conditions of Section 4(a) above, should such individual wish to resume participation in a subsequent Offering Period.

(c) If a Participant ceases to be an employee of the Company for any reason during an Offering Period, his or her outstanding Purchase Right will immediately terminate, his or her payroll deductions will immediately cease, and all sums previously collected from such Participant during such Offering Period under the terminated Purchase Right will be refunded; provided, however, that if such termination is the result of the Participant's death, (1) the outstanding Purchase Right shall terminate only for future Offering Periods, (2) the Participant or the person or persons to whom the Participant's rights under the Plan pass by will or by the laws of descent and distribution shall continue as a Participant until the end of the Offering Period in which such death occurs (except that no further payroll deductions shall be made under the Plan), (3) the sums previously collected from such Participant during such Offering Period under the Plan shall not be refunded during the Offering Period, and (4) the Company shall use all of the amounts credited to such Participant's account for the purchase on the Exercise Date of whole Common Shares at the purchase price in effect for the Offering Period, and shall distribute to such Participant after such Offering Period any such amounts remaining after such purchase.  For purposes of this Plan, a Participant receiving short-term disability payments shall not be deemed to have ceased to be an employee of the Company (and such payments shall be deemed to be part of his or her Total Compensation) unless and until he or she becomes eligible to receive long-term disability benefits.

10. Rights as Shareholder.

(a) A Participant is not a shareholder and does not have any rights of a shareholder (including, but not limited to any dividend, distribution or voting rights) with respect to any Common Shares subject to Purchase Rights under the Plan until the Participant exercises his or her Purchase Right, and then only with respect to whole Common Shares issued to the Participant or credited to the Participant's account.

(b) Shares of stock acquired by Participant under the Plan shall be recorded and held in book entry only.  Stock certificates for any whole Common Shares in a Participant's Purchase Account may be issued to such Participant after the required holding period specified in 11(a) only upon receipt by the Plan Administrator of the Participant's written request, which request shall indicate the number of shares (up to the maximum number of full shares in the Participant's Purchase Account for which the Participant wishes to receive stock certificates).  Certificates may be registered only in the name of the Participant.  The Custodian may impose upon, or pass through to, the Participant a reasonable fee for withdrawal of Common Shares in the form of stock certificates.  It is the responsibility of each Participant to keep his or her address current with the Company through the Plan Administrator and with the Custodian.

11. Sale or Distribution of Common Shares Acquired Under the Plan.

(a) Participants must have the Custodian or broker-dealer selected by the Company hold the Common Shares they acquire under the Plan for a minimum of two years from the date of grant unless the Participant elects to sell the shares.  If the Participant elects to sell the shares within two years from the date of grant, the Participant must execute the sale through the Custodian or broker-dealer selected by the Company.

(b) The Company is authorized to withhold from any payment to be made to a Participant, including any payroll and other payments not related to the Plan, amounts of withholding and other taxes due in connection with any transaction under the Plan or any transaction involving Common Shares acquired under the Plan, and a Participant's enrollment in the Plan will be deemed to constitute his or her consent to such withholding.

12. Plan Administration.

(a) The Plan shall be administered by the Board or any Committee of the Board that is appointed by the Board.

(b) The Board shall have the plenary power, subject to, and within the limits of, the express provisions of the Plan:

(i)   to determine the commencement and termination date of the offering of Common Shares under the Plan;

(ii)  to interpret the terms of the Plan and the rights granted under it, establish, amend and revoke rules for the administration of the Plan and correct or reconcile any defect, omission or inconsistency in the Plan;

(iii) to amend the Plan as provided in Section 16; and

(iv) to exercise such powers and to perform such acts as the Board deems necessary or expedient to carry out the purposes of the Plan or to promote the best interests of the Company.

(c) The Board may delegate all or part of its authority to administer the Plan to the Plan Administrator, who may in turn delegate the day-to-day operations of the Plan to the Custodian or any other person or entity the Plan Administrator designates.  The Custodian will establish and maintain, as agent for the Participants, accounts for the purpose of holding Common Shares as may be necessary or desirable for the administration of the Plan for those Participants electing to have the Custodian hold the Common Shares they acquire under the Plan.

(d) The Board may waive or modify any requirement that a notice or election be made, provided or filed under the Plan a specified period in advance in an individual case or by adoption of a rule or regulation under the Plan, without the necessity of an amendment to the Plan.

13. Transferability.

(a) Any account maintained by the Custodian for the benefit of a Participant with respect to shares acquired pursuant to the Plan may only be in the name of the Participant.

(b) Neither payroll deductions credited to a Participant's account nor any Purchase Rights or other rights to acquire Common Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of by Participants other than by will or the laws of descent and distribution and Purchase Rights may be exercised only by a Participant during the lifetime of a Participant.

14. Merger or Liquidation of the Company.

If (1) Spartan  dissolves or is liquidated, (2) Spartan  merges with another entity and the Company is not the surviving entity, (3) more than 50% of the stock of Spartan  is acquired by another entity, (4) all or substantially all of the assets of Spartan  are acquired by another entity, or (5) any other similar transaction occurs, the Board may, in its discretion, in connection with such transaction, cancel each outstanding Purchase Right and refund all sums previously collected from Participants under the canceled Purchase Rights, or cause each Participant with outstanding Purchase Rights to have his or her outstanding Purchase Rights exercised immediately prior to such transaction and thereby have the balance of his or her account applied to the purchase of Common Shares at the purchase price in effect for the Offering Period, which would be treated as ending with the effective date of such transaction.  In the event of a merger in which the Company is the surviving entity, each Participant is entitled to receive, for each share as to which such Participant's Purchase Rights are exercised, the securities or property that a holder of one Common Share was entitled to receive upon the merger.

15. Adjustment.

To prevent dilution or enlargement of the rights of Participants under the Plan, appropriate adjustments shall be made in the event any change is made to the Company's outstanding Common Shares (or other securities then subject to the Plan or any Purchase Right) by reason of any stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure, merger, reorganization, recapitalization, dividend in property other than cash, liquidating dividend or other change in the Common Shares effected without the Company's receipt of consideration.  Adjustments shall be made to the maximum number and class of securities issuable under the Plan and the number and class of securities and price per share in effect under each outstanding Purchase Right.  Any such adjustments will be made by the Board, and its determination of the appropriate adjustments shall be made in its sole discretion.

16. Amendment and Termination.

The Board may terminate or amend the Plan and any Purchase Rights at any time and from time to time; provided, however, (1) such termination or amendment may not impair any rights and obligations under Purchase Rights previously granted under the Plan without the consent of each of the affected Participants, and (2) any amendment that increases the number of shares reserved for issuance upon exercise of Purchase Rights under the Plan (except pursuant to Section 14 or 15 and any other changes authorized by the Plan to be made by the Board or the Plan Administrator) or changes the eligibility requirements for participation in the Plan, shall be subject to shareholder approval to the extent required by the Code.  The Plan expressly contemplates that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the benefits provided or to be provided under the provisions of the Code and the regulations promulgated under the Code relating to employee stock purchase plans and/or to bring the Plan and/or the Purchase Rights into compliance with those provisions and regulations.  If not sooner terminated by the Board or terminated by expiration, the Plan shall terminate at the time Purchase Rights have been exercised with respect to all Common Shares reserved for acquisition under the Plan.  Unless sooner terminated, the Plan shall terminate ten years after its initial adoption by the Board.  No Purchase Rights may be granted under the Plan after it is terminated.

17. Shareholder Approval.

The Plan is subject to the approval of shareholders of Spartan Motors, Inc. at the 2011 Annual Meeting of Shareholders.  Purchase Rights will not be granted or exercised under the Plan if shareholder approval of the Plan is not obtained before November 30, 2011.

18. No Employment Rights.

Participation in the Plan will not impose any obligations upon the Company to continue the employment of a Participant for any specific period and will not affect the right of the Company to terminate a Participant's employment at any time, with or without cause.

19. Costs.

Except as set forth in Section 10(b), costs and expenses incurred in the administration of the Plan and the maintenance of accounts with the Custodian will be paid by the Company, to the extent provided in this Section 19.  Any brokerage fees and commissions for the purchase of Common Shares under the Plan will be paid by the Company, but any brokerage fees and commissions for the sale of Common Shares acquired under the Plan by a Participant will be borne by such Participant.

20. Reports.

After the close of each Offering Period, each Participant in the Plan will receive a report indicating the amount of the Participant's contributions to the Plan during the Offering Period, the amount of the contributions applied to the purchase of Common Shares for the Offering Period, and the purchase price per share in effect for the Offering Period.

21. Governing Law.

The validity, construction and effect of the Plan and any rules and regulations relating to the Plan will be determined in accordance with laws of the State of Michigan, without giving effect to principles of conflict of laws, and applicable federal law.

22. Compliance With Legal and Other Requirements.

The Plan, the granting and exercising of Purchase Rights under the Plan, and the obligations of the Company, the Plan Administrator and the Custodian under the Plan will be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required.  The Company may, in its discretion, postpone the issuance or delivery of Common Shares upon exercise of Purchase Rights until completion of registration or qualification of such Common Shares or other required action under any federal or state law, rule, or regulation, listing or other required action with respect to any automated quotation system or stock exchange upon which the Common Shares or other Company securities are designated or listed, or compliance with any other contractual obligation of the Company, as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Common Shares in compliance with applicable laws, rules, and regulations, designation or listing requirements, or other contractual obligations.  If the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Shares upon exercise of Purchase Rights unless and until such authority is obtained.

23. Indemnification.

To the extent permitted, the Company shall indemnify and save harmless the Board, Plan Administrator and Custodian members who are officers, directors, shareholders or employees of the Company against any liabilities incurred by them in the exercise and performance of their powers and duties under the Plan.

24. Notices and Agreements.

Any notices or agreements provided for in the Plan shall be given in writing, in a form provided by the Company, and unless specifically provided for in the Plan, shall be deemed effectively given upon receipt or, in the case of notices and agreements delivered by the Company, three days after deposit in the United States mail, postage prepaid.

EXHIBIT A

Designated Subsidiaries

Spartan Motors Chassis, Inc.
Crimson Fire, Inc.
Crimson Fire Aerial, Inc.
Utilimaster Corporation
Classic Fire, LLC